Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT AND

INCREMENTAL FACILITY AGREEMENT

FIRST AMENDMENT AND INCREMENTAL FACILITY AGREEMENT (this “First Amendment and Incremental Facility Agreement”), dated as of April 23, 2026, by and among (i) BENTLEY SYSTEMS, INCORPORATED (the “Borrower”), (ii) BENTLEY SYSTEMS INTERNATIONAL HOLDINGS, INC., and POWER LINE SYSTEMS, LLC (collectively, the “Subsidiary Loan Parties”; together with the Borrower, collectively, the “Loan Parties”), (iii) the Lenders party hereto and (iv) PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement, dated as of October 18, 2024 (as heretofore amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended, restated, supplemented or otherwise modified by this First Amendment and Incremental Facility Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”);

WHEREAS, the Loan Parties have requested new commitments (the “First Incremental Term Commitments”) under the Amended Credit Agreement for Incremental Term Loans in the aggregate amount of up to Five Hundred Fifty Million Dollars ($550,000,000) (the “First Incremental Term Loans”); and

WHEREAS, the Administrative Agent, the First Incremental Term Lenders (as defined below) and the Required Lenders have agreed to the Borrower’s requests, on and subject to the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            First Incremental Term Loans.

(a)           First Incremental Term Commitments. Each Lender listed on Schedule A hereto as having a Commitment for First Incremental Term Loans (each a “First Incremental Term Lender”) hereby commits to make a First Incremental Term Loan on the First Amendment Effective Date (as defined below) in the amount set forth opposite such First Incremental Term Lender’s name on Schedule A in the column labeled “First Incremental Term Commitment”. The failure of any First Incremental Term Lender to make a First Incremental Term Loan shall not relieve any other First Incremental Term Lender of its obligations to make a First Incremental Term Loan on the First Amendment Effective Date, nor shall it impose any additional liability on any other Lender.

(b)           Non-Reliance. Each First Incremental Term Lender acknowledges that it has, independently and without reliance on the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to make its First Incremental Term Loan.

(c)           Terms of First Incremental Term Commitments. The terms of the First Incremental Term Loans and First Incremental Term Commitments shall be as set forth in the Amended Credit Agreement (including all pricing, payment and maturity terms).

(d)           Repayment of First Incremental Term Loans; Termination of First Incremental Term Commitments. The Borrower shall repay the Term Loans in accordance with the terms of the Amended Credit Agreement. To the extent not previously paid, all First Incremental Term Loans shall be due and payable in full on the First Incremental Term Loan Maturity Date (as defined in the Amended Credit Agreement). The First Incremental Term Commitments shall terminate on the First Amendment Effective Date, upon the making of the First Incremental Term Loans.

(e)           Acknowledgments. Without limiting anything else in this First Amendment and Incremental Facility Agreement or the Amended Credit Agreement, the parties hereto acknowledge and agree that (i) the First Incremental Term Commitments shall be deemed to be “Incremental Term Commitments” and the First Incremental Term Loans shall be deemed to be “Incremental Term Loans” and “Loans” for all purposes of the Loan Documents, (ii) the First Incremental Term Loans shall be deemed to be part of the “Secured Obligations,” as defined in the Collateral Agreement, for all purposes of the Loan Documents, (iii) this First Amendment and Incremental Facility Agreement constitutes an “Incremental Facility Agreement” as defined in the Existing Credit Agreement, and (iv) all notices required under Section 2.21 for the First Incremental Term Commitments and First Incremental Term Loans have been and/or are hereby deemed duly provided and received.

(f)           Recordation of the First Incremental Term Loans. Upon (i) the execution and delivery of this First Amendment and Incremental Facility Agreement and (ii) the making of the First Incremental Term Loans, the Administration Agent will record such changes in the Register.

2.            Credit Agreement Amendments. On the First Amendment Effective Date, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached hereto as Exhibit A, except that any Schedule, Exhibit or other attachment to the Existing Credit Agreement not amended pursuant to the terms of this First Amendment and Incremental Facility Agreement or otherwise included as part of said Exhibit A shall remain in effect without any amendment or other modification thereto. On the First Amendment Effective Date, (i) Exhibit E (Form of Interest Election Request) to the Existing Credit Agreement shall be amended and restated to read as set forth on Exhibit B attached hereto to take into account the First Incremental Term Loans and (ii) Exhibit B-3 (Form of Borrowing Request (First Incremental Term Loans)) shall be added to the Existing Credit Agreement in the form attached hereto as Exhibit C.

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3.            Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this First Amendment and Incremental Facility Agreement and to amend the Existing Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to each Lender and the Administrative Agent that the following statements are true and correct:

(a)           There exists no Default or Event of Default under (i) the Existing Credit Agreement immediately before giving effect to this First Amendment and Incremental Facility Agreement or (ii) the Amended Credit Agreement immediately after giving effect to this First Amendment and Incremental Facility Agreement;

(b)           Immediately before and after giving effect to this First Amendment and Incremental Facility Agreement, the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct in the case of such representation and warranty qualified by materiality, in all respects, and otherwise in all material respects on and as of such prior date.

(c)           The execution and delivery of this First Amendment and Incremental Facility Agreement and the First Incremental Term Notes (as defined below) by each Loan Party party hereto or thereto and the performance by the Loan Parties of this First Amendment and Incremental Facility Agreement, the First Incremental Term Notes and the other Loan Documents (as amended by this First Amendment and Incremental Facility Agreement) to which such Loan Party is party (i) has been duly authorized by all necessary corporate or other organizational action on behalf the Loan Parties and (ii) will not, except as permitted under the Amended Credit Agreement, result in or require the creation or imposition of any Lien upon the properties or assets of any Loan Party;

(d)           This First Amendment and Incremental Facility Agreement, the First Incremental Term Notes and the other Loan Documents (as amended by this First Amendment and Incremental Facility Agreement) constitute the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless whether considered in a proceeding in equity or at law;

(e)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this First Amendment and Incremental Facility Agreement and the First Incremental Term Notes (except for those which have been obtained on or prior to the date hereof); and

(f)           Each Loan Party will receive direct and indirect benefits as a result of this First Amendment and Incremental Facility Agreement becoming effective and the consummation of the transactions contemplated hereby.

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4.           Conditions Precedent. This First Amendment and Incremental Facility Agreement shall become effective on the date (such date, the “First Amendment Effective Date”) when each of the following conditions precedent is satisfied:

(a)           The Administrative Agent shall have received counterparts of this First Amendment and Incremental Facility Agreement duly executed by (i) the Borrower, (ii) the Subsidiary Loan Parties, (iii) the Administrative Agent, (iv) the Required Lenders and (v) each First Incremental Term Lender;

(b)           The Borrower shall have executed and delivered a term note (each a “First Incremental Term Note”) to each First Incremental Term Lender in the principal amount of such Lender’s First Incremental Term Commitment;

(c)           The Administrative Agent (or its counsel) shall have received:

(i)            (A) one or more duly executed certificates of the Secretary or an Assistant Secretary of the Borrower and each Loan Party, as the case may be, dated the First Amendment Effective Date substantially in the form of the certificate(s) delivered pursuant to Section 4.01(b), (c), (n) and (o) of the Existing Credit Agreement attaching (to the extent applicable) the documents referred to therein and containing an incumbency certificate containing the name and signature of any Person executing this First Amendment and Incremental Facility Agreement or a First Incremental Term Note on behalf of a Loan Party, (B) a certification of another officer as to the incumbency and specimen signature of the secretary executing the certificate pursuant to clause (A) above and (C) a certificate as of a recent date as to the good standing of each Loan Party from the Secretary of State of its jurisdiction of organization;

(ii)           A duly executed certificate of a Financial Officer of the Borrower dated the First Amendment Effective Date certifying that:

(1)	each of the conditions in Section 4.02 of the Amended Credit Agreement has been satisfied as of the First Amendment Effective Date;

(2)	no Default or Event of Default shall exist on the First Amendment Effective Date both before and after giving effect to the First Incremental Term Commitments and the making of the First Incremental Term Loans pursuant thereto; and

(3)	after giving effect to the First Incremental Term Loans as if made on December 31, 2025 (i) the Borrower shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 of the Amended Credit Agreement and (ii) the Net Senior Secured Leverage Ratio shall not exceed the Maximum Permitted Net Senior Secured Leverage Ratio then in effect minus 0.25 to 1.00 in each case on a pro forma basis, together with the supporting calculations;

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(iii)          A written opinion of Faegre Drinker Biddle & Reath LLP, dated the First Amendment Effective Date, reasonably acceptable to the Administrative Agent;

(d)           The Administrative Agent shall have received such Lien searches with respect to the Loan Parties requested by the Administrative Agent, the results of which are in form and substance satisfactory to the Administrative Agent;

(e)           The Borrower shall have paid such fees then due and payable under the Loan Documents as shall have been agreed in respect of the First Incremental Term Commitments;

(f)           To the extent requested by the Administrative Agent or any Lender, the Administrative Agent shall have received evidence of insurance, in form and substance reasonably satisfactory to the Administrative Agent and its counsel naming the Administrative Agent, in its capacity as such, as additional insured and lender loss payee;

(g)           The Administrative Agent shall have received, to the extent applicable, an executed Certificate of Beneficial Ownership for the Borrower and such other documentation, in form and substance acceptable to the Administrative Agent and each Lender, and other information requested by the Administrative Agent or any Lender in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(h)           The Administrative Agent shall have received, to the extent invoiced, reimbursement of all fees and expenses of counsel to the Administrative Agent required to be paid or reimbursed by the Borrower hereunder;

(i)            The Administrative Agent shall have received an executed Borrowing Request in respect of the First Incremental Term Loans; and

(j)            The Administrative Agent shall have received such other documents, resolutions, certificates and opinions as the Administrative Agent or its counsel may have requested, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

5.            Affirmations and Reaffirmations. (a) Each of the Loan Parties hereby (i) ratifies and affirms all the provisions of the Existing Credit Agreement and the other Loan Documents as amended hereby, (ii) agrees that the terms and conditions of the Amended Credit Agreement and the other Loan Documents shall continue in full force and effect as amended hereby and that all of its obligations thereunder are valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment and Incremental Facility Agreement or any other documents or instruments executed in connection herewith and (iii) acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums currently owing under the Existing Credit Agreement or, immediately after giving effect hereto, the Amended Credit Agreement and the other Loan Documents or the enforcement of any of the terms or conditions thereof and agrees to be bound thereby and perform thereunder.

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(b)           Each Loan Party hereby (i) acknowledges and agrees that the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties under the Security Documents are in full force and effect, constitute valid and perfected Liens and security interests on the Collateral having priority over all other Liens and security interests on the Collateral, except to the extent permitted under the Amended Credit Agreement and the other Loan Documents, and are enforceable in accordance with the terms of the applicable Security Documents (including, without limitation, the Collateral Agreement and the IP Security Agreements), and will continue to secure the Secured Obligations, including the obligations under the Amended Credit Agreement and the other Loan Documents, (ii) reaffirms all of its obligations owing to the Administrative Agent and the Lenders under the Security Documents and (iii) acknowledges and agrees that the Security Documents shall continue to constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms.

(c)           Each Loan Party (other than the Borrower) hereby (i) confirms and ratifies that all of its obligations as a Guarantor shall continue in full force and effect for the benefit of the Administrative Agent and the Secured Parties with respect to the Secured Obligations, including the obligations under the Amended Credit Agreement, and the other Loan Documents and (ii) irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations.

6.            Limited Effect. Except as expressly provided herein, the Existing Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.

7.            Integration. This First Amendment and Incremental Facility Agreement constitutes the sole agreement of the parties with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto. From and after the First Amendment Effective Date, all references in the Amended Credit Agreement and each of the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Amended Credit Agreement. This First Amendment and Incremental Facility Agreement shall constitute a Loan Document for all purposes under the Amended Credit Agreement and each of the other Loan Documents.

8.            Severability. Any provision of this First Amendment and Incremental Facility Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.           No Novation. It is the intention of the parties hereto that this First Amendment and Incremental Facility Agreement (including Exhibit A hereto) shall not constitute a termination of the Existing Credit Agreement, nor shall it extinguish the obligations for the payment of any Secured Obligations and/or any amounts due under the Existing Credit Agreement, or discharge or release (a) the performance of any party or (b) the attachment, creation or priority of any security interest or other Lien granted under the Collateral Agreement or any other Security Document (including the IP Security Agreements). It is the intention of the parties hereto that nothing herein contained or in the Amended Credit Agreement shall be construed as a substitution, novation, release or discharge of (a) any of the Loans or other obligations outstanding under the Existing Credit Agreement or (b) any of the Secured Obligations outstanding under the Collateral Agreement, each of which shall remain in full force and effect, except to any extent modified hereby or by the Amended Credit Agreement attached hereto. It is the intention of the parties hereto that all such security interests and Liens granted under the Collateral Agreement and the other Loan Documents (including the security interests and Liens granted under the Collateral Agreement and the IP Security Agreements) shall continue in full force and effect as amended, supplemented or otherwise modified herein.

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10.          Miscellaneous.

(a)           Expenses. The Loan Parties, jointly and severally agree to pay all of the Administrative Agent’s reasonable out-of-pocket fees and expenses incurred in connection with this First Amendment and Incremental Facility Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

(b)           GOVERNING LAW. THIS FIRST AMENDMENT AND INCREMENTAL FACILITY AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

(c)           Successor and Assigns. This First Amendment and Incremental Facility Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(d)           Counterparts. This First Amendment and Incremental Facility Agreement may be executed in one or more counterparts, each of which counterparts when executed and delivered shall be deemed to be an original, and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment and Incremental Facility Agreement by telecopy, e-mail or other electronic transmission (including in portable document format (PDF) or otherwise) shall be effective as delivery of an original executed counterpart of this First Amendment and Incremental Facility Agreement.

(e)           Headings. The headings of any paragraph of this First Amendment and Incremental Facility Agreement are for convenience only and shall not be used to interpret any provision hereof.

(f)           Modifications. No modification hereof or any agreement contained herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought, except (for the avoidance of doubt) as set forth in Section 9.02 of the Amended Credit Agreement.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Incremental Facility Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:	BENTLEY SYSTEMS, INCORPORATED

	By:	/s/ Werner Andre
		Name:	Werner Andre
		Title:	Chief Financial Officer

SUBSIDIARY LOAN PARTIES:	BENTLEY SYSTEMS INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Werner Andre
		Name:	Werner Andre
		Title:	President

POWER LINE SYSTEMS, LLC

By:	/s/ Werner Andre
	Name:	Werner Andre
	Title:	President

ADMINISTRATIVE AGENT:	PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

	By:	/s/ Michael P. Dungan
		Name:	Michael P. Dungan
		Title:	Senior Vice President

LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as Swingline Lender and a Lender

	By:	/s/ Michael P. Dungan
		Name:	Michael P. Dungan
		Title:	Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Richard R. Powell
	Name:	Richard R. Powell
	Title:	Senior Vice President

TD BANK, N.A.

By:	/s/ Richard A. Zimmerman
	Name:	Richard A. Zimmerman
	Title:	Managing Director

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Kathryn Williams
	Name:	Kathryn Williams
	Title:	Director

MIZUHO BANK, LTD.

By:	/s/ Tracy Rahn
	Name:	Tracy Rahn
	Title:	Managing Director

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Bailey Sill
	Name:	Bailey Sill
	Title:	Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Theodore Brown
	Name:	Theodore Brown
	Title:	Authorized Signatory

EXHIBIT A

Conformed Credit Agreement

(See Attached)

~~EXECUTION VERSION~~

EXHIBIT A TO THE FIRST AMENDMENT

AND INCREMENTAL FACILITY AGREEMENT

DEAL CUSIP No. 08265UAC0

REVOLVER CUSIP No. 08265UAD8

INCREMENTAL TERM LOAN CUSIP No. 08265UAK2

PNC BANK, NATIONAL ASSOCIATION

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

dated as of

October 18, 2024,

as amended by the First Amendment and Incremental Facility Agreement,
dated as of April 23, 2026,

among

BENTLEY SYSTEMS, INCORPORATED,

The LENDERS Party Hereto

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

PNC CAPITAL MARKETS LLC, BofA SECURITIES, INC. and
TD BANK, N.A.
as Joint Lead Arrangers and Joint Bookrunners – Revolving Credit Facility
and First Incremental Term Loan Facility

BofA SECURITIES, INC. and
TD BANK, N.A.
as Syndication Agents – Revolving Credit Facility
and First Incremental Term Loan Facility

MANUFACTURERS AND TRADERS TRUST COMPANY,
MIZUHO BANK, LTD., HSBC BANK USA, NATIONAL ASSOCIATION and
ROYAL BANK OF CANADA
as Documentation Agents – Revolving Credit Facility

TABLE OF CONTENTS

Page

Article I Definitions	1
SECTION 1.01. Defined Terms	1
SECTION 1.02. Classification of Loans and Borrowings	~~43~~45
SECTION 1.03. Terms Generally	~~43~~45
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations	~~44~~45
SECTION 1.05. Currency Calculations	~~45~~46
SECTION 1.06. Amendment and Restatement of Existing Credit Agreement	~~45~~47
SECTION 1.07. Divisions	~~46~~48
SECTION 1.08. Benchmark Replacement Notification; Rates	~~46~~48

Article II The Credits	~~47~~49
SECTION 2.01. Commitments	~~47~~49
SECTION 2.02. Loans and Borrowings	~~47~~49
SECTION 2.03. Requests for Borrowings	~~48~~50
SECTION 2.04. Swingline Loans	~~49~~51
SECTION 2.05. Letters of Credit	~~52~~54
SECTION 2.06. Funding of Borrowings	~~58~~60
SECTION 2.07. Interest Elections	~~59~~60
SECTION 2.08. Termination and Reduction of Commitments	~~60~~62
SECTION 2.09. Repayment of Loans; Evidence of Debt	~~60~~62
SECTION 2.10. Amortization of First Incremental Term Loans and any Other Incremental Term Loans	~~61~~63
SECTION 2.11. Prepayment of Loans	~~62~~64
SECTION 2.12. Fees	~~63~~65
SECTION 2.13. Interest	~~64~~66
SECTION 2.14. Alternate Rate of Interest	~~65~~67
SECTION 2.15. Increased Costs	~~66~~69
SECTION 2.16. Break Funding Payments	~~68~~70
SECTION 2.17. Taxes	~~68~~70
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~71~~74
SECTION 2.19. Mitigation Obligations; Replacement of Lenders	~~73~~75
SECTION 2.20. Defaulting Lenders	~~74~~76
SECTION 2.21. Incremental Facilities	~~76~~79
SECTION 2.22. Loan Modification Offers	~~79~~81
SECTION 2.23. Computation Dates; Misc	~~80~~82
SECTION 2.24. Optional Currency Not Available	~~81~~83
SECTION 2.25. Currency Repayments	~~81~~84
SECTION 2.26. [Intentionally Omitted]	~~82~~84
SECTION 2.27. Additional Mandatory Prepayments and Commitment Reductions	~~82~~84
SECTION 2.28. [Intentionally Omitted]	~~82~~84
SECTION 2.29. Judgment Currency	~~82~~84
SECTION 2.30. Conforming Changes Relating to the Term SOFR Rate and Daily SOFR	~~83~~85

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SECTION 2.31. Benchmark Replacement Setting	~~83~~85

Article III Representations and Warranties	~~87~~89
SECTION 3.01. Organization; Powers	~~87~~89
SECTION 3.02. Authorization; Enforceability	~~87~~90
SECTION 3.03. Governmental Approvals; Absence of Conflicts	~~88~~90
SECTION 3.04. Financial Condition; No Material Adverse Change	~~88~~90
SECTION 3.05. Properties	~~89~~91
SECTION 3.06. Intellectual Property	~~89~~91
SECTION 3.07. Litigation and Environmental Matters	~~89~~91
SECTION 3.08. Compliance with Laws and Agreements; No Default	~~89~~92
SECTION 3.09. Investment Company Status	~~90~~92
SECTION 3.10. Taxes	~~90~~92
SECTION 3.11. ERISA	~~90~~92
SECTION 3.12. Subsidiaries and Joint Ventures; Equity Interests in the Borrower	~~90~~92
SECTION 3.13. Insurance	~~90~~92
SECTION 3.14. Solvency	~~90~~93
SECTION 3.15. Disclosure	~~91~~93
SECTION 3.16. Collateral Matters	~~91~~93
SECTION 3.17. Federal Reserve Regulations	~~92~~94
SECTION 3.18. [Intentionally Omitted]	~~92~~94
SECTION 3.19. Sanctions and International Trade Laws	~~92~~94
SECTION 3.20. Anti-Corruption Laws	~~92~~94
SECTION 3.21. Affected Financial Institution	~~92~~95
SECTION 3.22. Certificate of Beneficial Ownership	~~93~~95

Article IV Conditions	~~93~~95
SECTION 4.01. Conditions to Effectiveness	~~93~~95
SECTION 4.02. Each Credit Event	~~95~~97

Article V Affirmative Covenants	~~96~~98
SECTION 5.01. Financial Statements and Other Information	~~96~~98
SECTION 5.02. Notices of Material Events	~~98~~100
SECTION 5.03. Additional Subsidiaries	~~99~~101
SECTION 5.04. Information Regarding Collateral; Deposit and Securities Accounts	~~99~~102
SECTION 5.05. Existence; Conduct of Business	~~100~~102
SECTION 5.06. Payment of Obligations	~~100~~103
SECTION 5.07. Maintenance of Properties	~~101~~103
SECTION 5.08. Insurance	~~101~~103
SECTION 5.09. Books and Records; Inspection and Audit Rights	~~101~~103
SECTION 5.10. Compliance with Laws	~~101~~103
SECTION 5.11. Use of Proceeds and Letters of Credit	~~102~~104
SECTION 5.12. Further Assurances	~~102~~104
SECTION 5.13. Certificate of Beneficial Ownership and Other Additional Information	~~102~~104

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SECTION 5.14. Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws	~~102~~105

Article VI Negative Covenants	~~103~~105
SECTION 6.01. Indebtedness; Certain Equity Securities	~~103~~105
SECTION 6.02. Liens	~~106~~108
SECTION 6.03. Fundamental Changes; Business Activities	~~108~~110
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions	~~109~~111
SECTION 6.05. Asset Sales	~~112~~114
SECTION 6.06. Sale/Leaseback Transactions	~~113~~116
SECTION 6.07. Hedging Agreements	~~114~~116
SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness	~~114~~116
SECTION 6.09. Transactions with Affiliates	~~116~~118
SECTION 6.10. Restrictive Agreements	~~117~~119
SECTION 6.11. Amendment of Material Documents	~~117~~119
SECTION 6.12. Net Senior Secured Leverage Ratio	~~117~~120
SECTION 6.13. Minimum Interest Coverage Ratio	~~118~~120
SECTION 6.14. [Intentionally Omitted]	~~118~~120
SECTION 6.15. Fiscal Year	~~118~~120
SECTION 6.16. Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws	~~118~~120
SECTION 6.17. [Intentionally Omitted]	~~118~~120
SECTION 6.18. Division/Series Transaction	~~118~~120

Article VII Events of Default	~~118~~120
SECTION 7.01. Events of Default	~~118~~120
SECTION 7.02. Application of Proceeds	~~121~~123

Article VIII The Administrative Agent	~~123~~125
SECTION 8.01. The Administrative Agent	~~123~~125
SECTION 8.02. ERISA Matters	~~127~~129
SECTION 8.03. Erroneous Payments	~~129~~131
SECTION 8.04. Administrative Agent May File Proofs of Claim	~~132~~134
SECTION 8.05. Other Secured Parties	~~132~~134

Article IX Miscellaneous	~~133~~135
SECTION 9.01. Notices	~~133~~135
SECTION 9.02. Waivers; Amendments	~~135~~137
SECTION 9.03. Expenses; Indemnity; Damage Waiver	~~136~~139
SECTION 9.04. Successors and Assigns	~~139~~141
SECTION 9.05. Survival	~~142~~144
SECTION 9.06. Counterparts; Integration; Effectiveness	~~143~~145
SECTION 9.07. Severability	~~143~~145
SECTION 9.08. Right of Setoff	~~143~~145
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process	~~143~~146
SECTION 9.10. WAIVER OF JURY TRIAL	~~144~~147
SECTION 9.11. Headings	~~145~~147

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SECTION 9.12. Confidentiality	~~145~~147
SECTION 9.13. Interest Rate Limitation	~~146~~148
SECTION 9.14. Release of Liens and Guarantees	~~146~~148
SECTION 9.15. USA PATRIOT Act Notice	~~147~~149
SECTION 9.16. No Fiduciary Relationship	~~147~~149
SECTION 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~147~~149
SECTION 9.18. Acknowledgement Regarding Any Supported QFCs	~~147~~150

SCHEDULES:

Schedule 1.01(A)	—	Existing Convertible Debt
Schedule 1.01(B)	—	Existing Letters of Credit
Schedule 1.01(C)	—	Internal Reorganization
Schedule 2.01	—	Commitments
Schedule 3.12	—	Subsidiaries and Joint Ventures
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments
Schedule 6.10	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Borrowing Request (Revolving Loans)
Exhibit B-2	—	Form of Borrowing Request (Swingline Loans)
Exhibit B-3	—	Form of Borrowing Request (Term Loans)
Exhibit C	—	Form of Guarantee and Collateral Agreement
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	Form of Interest Election Request
Exhibit F	—	Form of Perfection Certificate
Exhibit G-1	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit G-2	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit G-3	—	Form of Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit G-4	—	Form of Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit H	—	Form of Swingline Note

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This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of October 18, 2024, among BENTLEY SYSTEMS, INCORPORATED, the LENDERS party hereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS:

A.	The Borrower (as defined below), the lenders party thereto and PNC Bank, National Association, as Administrative Agent, are currently party to a certain Credit Agreement dated as of December 19, 2017 (as heretofore amended, modified or otherwise supplemented, the “Existing Credit Agreement”).

B.	The Borrower, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety, (ii) re-evidence the Obligations under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement and the other Loan Documents and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans to or for the benefit of the Borrower and issue letters of credit for the account of the Borrower.

C.	The parties hereto intend that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower outstanding thereunder, which shall be payable in accordance with the terms hereof.

D.	The Borrower confirms that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein).

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

Article I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lender” has the meaning set forth in Section 2.22(a).

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning set forth in Section 2.22(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders.

“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Revolving Lenders.

“Alternate Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Prime Rate in effect on such day, (b) the Overnight Bank Funding Rate in effect on such day plus ½ of 1% and (c) Daily Simple SOFR plus one hundred basis points (1.00%), so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Alternate Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 2.14, to the extent any such determination affects the calculation of the Alternate Base Rate, the definition hereof shall be calculated without reference to clause (c) until the circumstances giving rise to such event no longer exist.

“Anti-Corruption Laws” means (a) the FCPA; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Loan Party is located or doing business.

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the USA Patriot Act; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Loan Party is located or doing business.

“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time; provided that if any Defaulting Lender exists at such time, the Applicable Percentages shall be calculated disregarding such Defaulting Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

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“Applicable Rate” means, for any day, (a) with respect to any Incremental Term Loan of any Series (other than the First Incremental Term Loans), the rate per annum specified in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series, and (b) with respect to any ABR Loan or Term SOFR Rate Loan (including any First Incremental Term Loan) other than an Incremental Term Loan made after the First Amendment Effective Date, or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “ABR Spread – First Incremental Term Loans”, “Term SOFR Rate Spread – First Incremental Term Loans”, “ABR Spread – Revolving Loans”, “Term SOFR Rate Spread – Revolving Loans” or “Commitment Fee Rate”, as the case may be, based upon (i) the Net Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); and (ii) the Net Leverage Ratio set forth on (1) any Unsecured Debt Incurrence Compliance Certificate delivered pursuant to Section 6.01(xiii) and (2) any Compliance Certificate delivered pursuant to Section 6.04(n) (but in each case under this clause (b)(ii), only to the extent expressly provided in Section 6.01(xiii) or 6.04(n), as the case may be); provided that until the day on which the consolidated financial statements for the fiscal quarter ending September 30, 2024 are due to be delivered to the Administrative Agent pursuant to Section 5.01(a), the Applicable Rate shall, subject to the last sentence of this definition, be in Category 3:

Category:	Net Leverage Ratio:	ABR Spread – First Incremental Term Loans	Term SOFR Rate Spread - First Incremental Term Loans	ABR Spread - Revolving Loans	Term SOFR Rate Spread - Revolving Loans	Commitment Fee Rate
Category 1	x < 1.50	0.000%	1.000%	0.250%	1.250%	0.200%
Category 2	1.50 ≤ x < 2.25	0.250%	1.250%	0.500%	1.500%	0.225%
Category 3	2.25 ≤ x < 3.00	0.500%	1.500%	0.750%	1.750%	0.250%
Category 4	3.00 ≤ x < 3.75	0.750%	1.750%	1.000%	2.000%	0.275%
Category 5	x ≥ 3.75	1.000%	2.000%	1.250%	2.250%	0.300%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Net Leverage Ratio shall be effective on the day on which the consolidated financial statements indicating such change are due to be delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b), as the case may be. Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Category 5 (i) at any time that an Event of Default has occurred and is continuing or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

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“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means PNC Capital Markets LLC, BofA Securities, Inc. and TD Bank, N.A., in their capacity as joint lead arrangers and joint bookrunners for the ~~credit facilities~~Revolving Credit Facility and the First Incremental Term Loan Facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Guarantee” means a guarantee issued or to be issued by a bank or other financial institution at the request of, and to guarantee or otherwise provide credit support for the obligations of, a Foreign Subsidiary.

“Bank Guarantee Facility” means a facility entered into by a bank or other financial institution for the issuance of one or more Bank Guarantees.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Base Rate Option” means the option of the Borrower to have Revolving Loans and First Incremental Term Loans bear interest at the Alternate Base Rate pursuant to the provisions hereof.

“Benchmark Replacement” means as is specified in Section 2.31.

“Beneficial Owner” means each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Bentley Brothers” means Keith A. Bentley, Raymond B. Bentley, Gregory S. Bentley, Barry J. Bentley and Richard P. Bentley.

“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by the Lenders or the Administrative Agent of any applicable International Trade Law if the Lenders or the Administrative Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Bentley Systems, Incorporated, a Delaware corporation.

“Borrower Calculated Dollar Equivalent” means, with respect to any amount of any currency, the equivalent amount of such currency expressed in Dollars as reasonably determined by the Borrower based on the market rates then prevailing.

“Borrower Parent Company” means any Person of which the Borrower is a direct or indirect wholly owned Subsidiary.

“Borrower’s Liquidity” shall mean, as of any date, an amount equal to the sum of (x) the Aggregate Revolving Commitment on such date minus the Aggregate Revolving Exposure on such date plus (y) an amount equal to the Borrower Calculated Dollar Equivalent of the Unrestricted Cash of the Borrower and its Subsidiaries on such date calculated on a consolidated basis.

“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term SOFR Rate Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

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“Borrowing Date” means, with respect to any Term SOFR Rate Loan, the date for the making thereof or the renewal thereof, which shall be a Business Day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be, in the case of any such written request, in the form of Exhibit B-1 ~~or~~, B-2, or B-3, as applicable, or any other form approved by the Administrative Agent.

“Borrowing Tranche” means specified Borrowings outstanding as follows: (a) any Loans of the same Class (other than Swingline Loans) to which a Term SOFR Rate Option applies which become subject to the same Interest Rate Option under the same Borrowing Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, (b) all Loans of the same Class (other than Swingline Loans) to which a Base Rate Option applies shall constitute one Borrowing Tranche and (c) all Swingline Loans shall be one Borrowing Tranche.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the lending office of the Administrative Agent); provided that, for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such or any other amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capped Call Transaction” means any capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock purchased by the Borrower in connection with the issuance of any Convertible Debt and settled in common stock of the Borrower, cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock), and cash in lieu of fractional shares of common stock; provided that the aggregate purchase price for such Capped Call Transaction(s) does not exceed the net proceeds received by Borrower from the issuance of such Convertible Debt.

“Cash Management Agreements” has the meaning assigned thereto in Section 2.04(h).

“CEA” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

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“Certificate of Beneficial Ownership” means a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Borrower.

“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such controlled foreign corporation.

“CFTC” means the Commodity Futures Trading Commission.

“Change in Control” means (a) [intentionally omitted]; (b) (i) the failure by the Permitted Holders to own, beneficially and of record, Equity Interests in the Borrower representing at least 20% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower or (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), other than the Permitted Holders, of Equity Interests in the Borrower representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower, unless the Permitted Holders collectively own, beneficially and of record, Equity Interests in the Borrower representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower than such Person or group; (c) individuals who were (i) directors of the Borrower on the Closing Date (or on the Closing Date were directors of any Borrower Parent Company), (ii) nominated by the board of directors of the Borrower (or, in the case of any Borrower Parent Company, nominated after the Closing Date by the board of directors of such Borrower Parent Company) or (iii) appointed by directors who were directors of the Borrower on the Closing Date (or, in the case of any Borrower Parent Company, were directors of such Borrower Parent Company on the Closing Date) or were nominated as provided in clause (ii) above, ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of the Borrower(or such Borrower Parent Company); (d) the acquisition of direct or indirect Control of the Borrower by any Person or group (within the foregoing meaning) other than the Permitted Holders; or (e) the occurrence of any “change in control” (or similar event, however denominated) with respect to the Borrower (or any Borrower Parent Company) under and as defined in any indenture or other agreement or instrument evidencing or governing the rights of the holders of any Material Indebtedness of the Borrower or any Subsidiary, in each case that results in such Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness, or any trustee or agent on its or their behalf, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity. For purposes of clause (b) above, any Equity Interests in the Borrower owned beneficially (but not of record) by any Permitted Holder as a result of such Permitted Holder owning, beneficially and of record, Equity Interests in any Borrower Parent Company shall be deemed to be owned of record by such Permitted Holder.

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“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“CIP Regulations” has the meaning specified in the last paragraph of Article VIII.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Term Loans of any Series or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or an Incremental Term Commitment of any Series and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. For the avoidance of doubt, the First Incremental Term Loans are a separate Series of Incremental Term Loans from any other Incremental Term Loans.

“Closing Date” means October 18, 2024.

“Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations thereunder, as from time to time in effect.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement, dated as of the Closing Date, among the Borrower, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit C, together with all supplements thereto.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)           the Administrative Agent shall have received from the Borrower and each wholly-owned Material Domestic Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person on the Closing Date or (ii) in the case of any Person that became a wholly-owned Material Domestic Subsidiary after the Closing Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents of the type referred to in Section 4.01(b) and, if requested by the Administrative Agent, opinions of the type referred to in Section 4.01(k) with respect to such Material Domestic Subsidiary;

(b)           all Equity Interests in any Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (provided that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests in any Foreign Subsidiary (including any CFC)), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

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(c)           all Indebtedness of any Person that is owing to any Loan Party shall have been pledged pursuant to the Collateral Agreement, and if any such Indebtedness in an amount exceeding $2,500,000 is evidenced by a promissory note, the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)           all documents and instruments, including Uniform Commercial Code financing statements, required by applicable Law of the United States or any political subdivision thereof or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e)           [Intentionally Omitted];

(f)           with respect to each deposit account (other than (i) any deposit account the funds in which are used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation and similar expenses, (ii) any deposit account that is a zero-balance disbursement account, (iii) any deposit account the funds in which consist solely of (A) funds held by the Borrower or any Guarantor in trust for any director, officer or employee of the Borrower or any Guarantor or any employee benefit plan maintained by the Borrower or any Guarantor or (B) funds representing deferred compensation for the directors and employees of the Borrower and the Guarantors, (iv) any deposit account the average daily balance of which does not in any month after the Closing Date exceed $2,000,000, (v) any escrow or trust account created in connection with a bona fide transaction, (vi) any account maintained with the Administrative Agent and (vii) any account maintained at a Lender as to which the applicable Loan Party has used commercially reasonable efforts to obtain a Control Agreement but failed to do so (unless the Administrative Agent in its discretion shall waive the requirement to use such efforts)) and each securities account (other than any securities account the securities entitlements in which consist solely of (1) securities entitlements held by the Borrower or any Guarantor in trust for any director, officer or employee of the Borrower or any Guarantor or any employee benefit plan maintained by the Borrower or any Guarantor or (2) securities entitlements representing deferred compensation for the directors and employees of the Borrower and the Guarantors) maintained by any Loan Party with any depositary bank or securities intermediary, the Administrative Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and such depositary bank or securities intermediary, as the case may be, of a Control Agreement;

(g)           each Loan Party shall have obtained all consents and approvals reasonably required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

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The foregoing definition shall not require (a) the creation or perfection of pledges of, security interests in or liens on, or the obtaining of legal opinions or other deliverables with respect to, (1) any Excluded Assets (as defined in the Collateral Agreement), or (2) any other particular assets of the Loan Parties (including Equity Interests in any Foreign Subsidiary), or the provision of Guarantees by any Subsidiary, if, and for so long as, the Administrative Agent, in consultation with the Borrower, determines that the cost of creating or perfecting such pledges or security interests in such assets, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and its Affiliates (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) the granting of any mortgage or deed of trust on any parcel of real property (as opposed to personal property), (c) the provision of any Guarantee by any Domestic Subsidiary if, and for so long as, such Subsidiary is an Immaterial Domestic Subsidiary or (d) any foreign security agreement, foreign pledge or charge or such other foreign collateral document. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means, as to any Lender, its Revolving Commitment, First Incremental Term Commitment or any combination thereof (as the context requires) and, in the case of PNC, its Swingline Loan Commitment, and “Commitments” shall mean the aggregate of the Revolving Commitments, First Incremental Term Commitments and Swingline Loan Commitment of all of the Lenders.

“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; (f) the government of Hong Kong, and (g) any other Governmental Authority with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Conforming Changes” means, with respect to the Term SOFR Rate, Daily Simple SOFR or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate, Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Convertible Debt” means (a) the Indebtedness listed on Schedule 1.1(A) and (b) any other unsecured Indebtedness issued after the Closing Date, whether in one or more series (plus, for each such series issued, any applicable greenshoe amount) at any time outstanding, in each case that is convertible into common stock of the Borrower (and cash in lieu of fractional shares), cash or a combination of common stock of the Borrower and cash (in an amount determined by reference to the price of such common stock).

“Computation Date” has the meaning specified in Section 2.23(b).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Borrower or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP (excluding capitalized loan origination costs and fees incurred on or prior to the Closing Date in connection with the Transactions) and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) to the extent included in such consolidated interest expense for such period, the sum of (i) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period and (ii) noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. For purposes of calculating Consolidated Cash Interest Expense for any period, if during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Cash Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).

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“Consolidated EBITDA” means, for any period, the net income or loss of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (1) the income of any Person that is not a consolidated Subsidiary, except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Borrower or, subject to clauses (2) and (3) below, any consolidated Subsidiary during such period, (2) the income of, and any amounts referred to in clause (1) above paid to, any consolidated Subsidiary (other than any Subsidiary Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon the Borrower or such Subsidiary or any Law applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived, and (3) the income or loss of, and any amounts referred to in clause (1) above paid to, any consolidated Subsidiary that is not wholly owned by the Borrower to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary (“Adjusted Consolidated Net Income”), plus (a) without duplication and to the extent deducted in determining such Adjusted Consolidated Net Income, the sum of (i) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations), (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation for such period and amortization of goodwill, intangible assets and capitalized assets for such period (including deferred software implementation expenses), (iv) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements, Convertible Debt and Equity Interests accounted for under the “liability” method, (v) any other noncash charges for such period, including noncash compensation expense (including any “mark-to-market” increases in GAAP compensation expense for such period with respect to any previous grant of an award or employee deferral under the Non-Qualified Deferred Compensation Plan) and any noncash charges that result from the impairment, write-down or write-off of intangible assets, but excluding any additions to bad debt reserves or bad debt expense, any noncash charges that result from the write-down or write-off of inventory and any noncash charges that result from the write-down or write-off of accounts receivable or that are in respect of any other item that was included in Adjusted Consolidated Net Income in a prior period, (vi) any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement, (vii) the cumulative effect of a change in accounting principles, (viii) [intentionally omitted]; (ix) any adjustments in such period that result from purchase accounting for deferred revenue, (x) accruals during such period for contingent “stay” bonuses granted in connection with Permitted Acquisitions, (xi) any legal or other transaction fees and expenses for such period relating to any Permitted Acquisition whether or not consummated during such period, (xii) any legal or other transaction fees and expenses for such period relating to the Transactions or other permitted issuance of Indebtedness, including, for the avoidance of doubt, all such fees and expenses incurred in connection with any amendment to any Loan Document, (xiii) accounting, legal and other fees and expenses in connection with a Public Offering; provided that, the maximum amount in any period that may be added back to Adjusted Consolidated Net Income pursuant to this clause (a)(xiii) shall not exceed $5,000,000 for such period, (xiv) subject to the last sentence of this definition, any other one-time, non-recurring expenses (including severance, restructuring or other similar charges), (xv) foreign currency translation losses, (xvi) losses from the re-measurement of contingent purchase price obligations (including earnouts) and (xvii) non-cash losses resulting from changes in the carrying value of Investments, provided that, any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to clause (a)(v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made (it being agreed that this proviso shall not be deemed to apply to any Deferred Compensation Payments); minus (b) without duplication and to the extent included in determining such Adjusted Consolidated Net Income, (i) any extraordinary gains for such period, (ii) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements, Convertible Debt and Equity Interests accounted for under the “liability” method, (iii) other noncash items of income for such period (excluding any noncash items of income (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represents the reversal of any accrual for anticipated cash charges in any prior period, but only to the extent such accrual reduced Consolidated EBITDA for such prior period), (iv) any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement, (v) foreign currency translation gains, (vi) gains from the re-measurement of contingent purchase price obligations (including earnouts), (vii) non-cash gains resulting from changes in the carrying value of Investments and (viii) the cumulative effect of a change in accounting principles; minus (c) an amount equal to the amount of any “mark-to-market” decreases in GAAP compensation expense for such period with respect to previously charged Deferred Compensation Grant Expense plus (d) without duplication, an amount equal to the amount of any cost savings on account of cost savings initiatives implemented and/or identified by the Borrower to the Administrative Agent and which the Borrower reasonably expects to be realized within eighteen (18) months after the period for which cost savings are identified (net of any amounts already realized by the Borrower and its Subsidiaries); provided further that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Borrower or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business. For purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b). Notwithstanding anything to the contrary herein, the maximum amount in any period that may be added (or added back) to Adjusted Consolidated Net Income pursuant to clause (a)(xiv) and clause (d) of this definition shall not exceed, in the aggregate, fifteen percent (15%) of Consolidated EBITDA for such period, calculated prior to giving effect to such adjustments.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, “Control” does not exist solely because of the right to designate a minority of the board of directors (or equivalent body) of such Person or to approve or disapprove significant transactions.

“Control Agreement” means, with respect to any deposit account or securities account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

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“Covered Entity” means (a) the Borrower, each of the Borrower’s Subsidiaries, (b) all Subsidiary Loan Parties (including, in any event, all guarantors of the Secured Obligations) and any Person who has pledged Collateral under any Loan Document and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Daily SOFR” means Daily Simple SOFR.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

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“Defaulting Lender” means any ~~Revolving~~ Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Borrower or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent and the Borrower, (d) has become the subject of a Bankruptcy Event, or (e) has become, or has a direct or indirect parent company that has become, the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to cure as provided herein) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Deferred Compensation Grant Expense” means any noncash compensation expense or charge resulting from a grant of an award to an employee of the Borrower or a Subsidiary under the Non-Qualified Deferred Compensation Plan, or from the election by an employee of the Borrower or a Subsidiary to defer compensation under the Non-Qualified Deferred Compensation Plan, in each case other than any “mark-to-market” accruals relating to any such grant or deferral.

“Deferred Compensation Payments” means cash payments made by the Borrower or any Subsidiary under the Non-Qualified Deferred Compensation Plan to a beneficiary thereof.

“Departing Lender” has the meaning assigned to such term in Section 1.06.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)           matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)           is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

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(c)           is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the last of the Latest Maturity Date of any Facility (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Division/Series Transaction” means, with respect to any Loan Party and its Subsidiaries, that any such Person (a) divides into two or more Persons (whether or not the original Loan Party or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case as contemplated under the laws of any jurisdiction (including any division or Plan of Division under Delaware law or any comparable event under a different jurisdiction’s law).

“Dollar”, “Dollars”, “U.S. Dollars” and the symbol “$” means lawful currency of the United States of America.

“Dollar Equivalent” means, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the Laws of the United States of America, any State thereof or the District of Columbia, provided that such Subsidiary is not a CFC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligibility Date” means, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or the Borrower, any Subsidiary or any other Affiliate of the Borrower.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Step-Up Acquisition” has the meaning assigned to it in Section 6.12.

“Engagement Letters” means (a) the Engagement Letter dated September 3, 2024, among the Borrower, PNC Capital Markets LLC and the Administrative Agent (including the Summary of Terms and Conditions attached thereto), ~~and~~ (b) the First Amendment and Incremental Facility Agreement Engagement and Fee Letter, dated March 27, 2026, among the Borrower, PNC Capital Markets LLC and the Administrative Agent (including the First Amendment and Incremental Facility Agreement Proposed Terms attached thereto), and (c) any other Engagement Letter among the Borrower, PNC Capital Markets LLC and the Administrative Agent.

“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees and other Laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating in any way to the environment, to preservation or reclamation of natural resources, to the management, Release or threatened Release of any Hazardous Material or to related health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Equity Interests” means (a) shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and (b) any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided, however, that unless actually converted into Equity Interests described in clause (a) immediately above, Convertible Debt and any other convertible Indebtedness permitted under this Agreement shall not constitute Equity Interests.

“Equivalent Amount” means, at any time, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”): (a) if the Reference Currency and the Equivalent Currency are the same, the amount of such Reference Currency, or (b) if the Reference Currency and the Equivalent Currency are not the same, the amount of such Equivalent Currency converted from such Reference Currency at the Administrative Agent’s spot selling rate (based on the market rates then prevailing and available to the Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

“Equivalent Currency” has the meaning assigned to such term in the definition of Equivalent Amount.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.

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“Erroneous Payment” has the meaning assigned to it in Section 8.03(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.03(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.03(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.03(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.03(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” refers to the lawful currency of the Participating Member States.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Hedge Liabilities” means, with respect to each Loan Party, each of its Secured Hedge Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Secured Hedge Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Secured Hedge Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Secured Hedge Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Secured Hedge Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Secured Hedge Obligation shall constitute an Excluded Hedge Liability for purposes of the guarantee but not for purposes of the grant of the security interest; and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Secured Hedge Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Secured Hedge Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Secured Hedge Obligations constitute Excluded Hedge Liabilities.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Bonus Plan” means the Bentley Systems Incorporated Bonus Pool Plan, as filed by the Borrower or any Subsidiary with the SEC, as amended.

“Existing Credit Agreement” has the meaning set forth in the Recitals.

“Existing Letter of Credit” means each letter of credit previously issued for the account of the Borrower or any Subsidiary that (a) is listed on Schedule 1.01(B) and (b) is outstanding on the Closing Date; provided that the amount of any such letter of credit does not, as of the Closing Date, exceed the amount thereof set forth on Schedule 1.01(B).

“Facilities” means the credit facilities provided herein, being as of the ~~Closing~~First Amendment Effective Date, the ~~“~~Revolving Credit Facility~~”~~ and the First Incremental Term Loan Facility, but, if applicable, shall also include any Incremental Term Loan Facilities entered into after the First Amendment Effective Date.

“Family Member” means, with respect to any individual, any other individual having a relationship with such individual by blood (to the second degree of consanguinity), marriage or adoption.

“Family Trust” means, with respect to any individual, trusts or estate planning vehicles established for the benefit of such individual or his/her Family Members.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement between a foreign country and the United States entered into in connection with the implementation of the foregoing.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

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“Federal Funds Effective Rate” means, for any day, the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest 1/100 of one percent (1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal fund brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Federal Funds Effective Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Fee Letters” means (a) the Fee Letter dated September 3, 2024, among the Borrower, PNC Capital Markets LLC and the Administrative Agent, ~~and~~ (b) the First Amendment and Incremental Facility Agreement Engagement and Fee Letter, dated March 27, 2026, among the Borrower, PNC Capital Markets LLC and the Administrative Agent and (c) any other Fee Letter among the Borrower, PNC Capital Markets LLC and the Administrative Agent.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Amendment and Incremental Facility Agreement” means the First Amendment and Incremental Facility Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” shall have the meaning set forth in the First Amendment and Incremental Facility Agreement.

“First Incremental Term Commitment” means, with respect to each First Incremental Term Lender, the commitment of such Lender to make a First Incremental Term Loan on the First Amendment Effective Date, expressed as an amount representing the maximum principal amount of the First Incremental Term Loan to be made by such Lender on the First Amendment Effective Date, as such commitment may be assigned or modified in accordance with the terms hereof. The amount of each First Incremental Term Lender’s First Incremental Term Commitment as of the First Amendment Effective Date is set forth on Schedule 2.01. The aggregate amount of the First Incremental Term Lenders’ First Incremental Term Commitments as of the First Amendment Effective Date is $550,000,000.

“First Incremental Term Lender” means a Lender with a First Incremental Term Commitment or an outstanding First Incremental Term Loan.

“First Incremental Term Loan” means an Incremental Term Loan made pursuant to the First Amendment and Incremental Facility Agreement and Sections 2.01(a) and 2.21.

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“First Incremental Term Loan Facility” means the First Incremental Term Loan facility provided to the Borrower pursuant to Article II hereof and the First Amendment and Incremental Facility Agreement.

“First Incremental Term Loan Maturity Date” means the earlier of (a) October 18, 2029 (or if such date shall not be a Business Day the immediately preceding Business Day) and (b) ninety-one (91) days before any maturity date of any Convertible Debt, unless on such ninety-first (91st) day the Borrower’s Liquidity on such ninety-first (91st) date is equal to or in excess of the sum of (i) the principal amount of such Convertible Debt plus (ii) $150,000,000.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America (including each State thereof and the District of Columbia).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. For the avoidance of doubt, any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia shall be treated as a “Foreign Subsidiary” for purposes hereof if such Subsidiary is a CFC.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Government Official” means any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office.

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“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of the Borrower)).

“Guarantors” has the meaning set forth in the Collateral Agreement.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedging Agreement.

“ICC” has the meaning set forth in Section 9.09.

“Immaterial Domestic Subsidiary” means, at any time, any Domestic Subsidiary that, at such time, is not a Material Domestic Subsidiary.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment, including a First Incremental Term Commitment.

“Incremental Facility Agreement” means an Incremental Facility Agreement (including the First Amendment and Incremental Facility Agreement), in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series and/or Incremental Revolving Commitments and effecting such other amendments hereto and the other Loan Documents as are contemplated by Section 2.21.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

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“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement (including the First Amendment and Incremental Facility Agreement) and Section 2.21 (and, in the care of the First Incremental Term Commitments, Section 2.01), to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan (including a First Incremental Term Lender).

“Incremental Term Loan” means a term Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.21 (including a First Incremental Term Loan).

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement, which, in the case of the First Incremental Term Loans, is the First Incremental Term Loan Maturity Date.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services ((1) excluding (i) current accounts payable incurred in the ordinary course of business (including intercompany accounts payable) and (ii) deferred compensation payable to directors, officers or employees of the Borrower or any Subsidiary, but (2) including any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition to the extent required to be recorded as a liability on such Person’s balance sheet in accordance with GAAP), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (i) the maximum aggregate amount of all Bank Guarantees in respect of which such party is an account party or otherwise responsible to reimburse the bank or other financial institution that issued such Bank Guarantee(s) for any payments or draws under such Bank Guarantee(s), and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this definition, Indebtedness shall not include (a) liabilities or obligations of the Borrower or any of its Subsidiaries under a Purchase Card Facility offered by a Lender or Affiliate thereof, (b) obligations in respect of non-competes and similar agreements and (c) deferred revenue, customer pre-payments or other similar obligations.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Interest Coverage Ratio” shall mean, on any date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or ~~(in the event of~~ any Incremental ~~Term Loans)~~ Term Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Term SOFR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Rate Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period, and (c) (i) with respect to any Swingline Loan (other than a Swingline Loan that is made under a Cash Management Agreement), the last day of each March, June, September and December and the day that such Swingline Loan is required to be repaid, (ii) with respect to any Swingline Loan made under a Cash Management Agreement, the date specified in such Cash Management Agreement for the payment of interest, and (iii) with respect to all Swingline Loans, the Revolving Maturity Date.

“Interest Period” means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Loans or (in the case of any Incremental Term Loans) Term Loans bear interest under the Term SOFR Rate Option. Subject to the last sentence of this definition, such period shall be, in each case, subject to the availability thereof, one month, three months, or six months. Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrower is renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence of this definition: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

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“Interest Rate Option” means the Base Rate Option or the Term SOFR Rate Option.

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Borrower) of such Equity Interests or other property as of the time of the transfer, minus the amount, as of the date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of the date of determination, thereto, and minus the amount, as of the date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Borrower) of such Equity Interests at the time of the issuance thereof. Any basket in this Agreement under clauses (c), (o), (p) and (q) of Section 6.04 used to make an Investment by any Loan Party on or after the Closing Date in any Person that is not a Loan Party on the date such Investment is made but subsequently becomes a Loan Party in accordance with the terms of this Agreement shall be refreshed by the amount of the Investment so made on the date such Person so becomes a Loan Party. For the avoidance of doubt, for purposes of covenant compliance, the amount of an Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and, in the case of an Investment made in a currency other than Dollars, without adjustment for any changes in any applicable exchange rate. Further, in the case of any Investment in the form of loans or advances, the amount of the Investment shall be deemed reduced by any return of principal and, in the case of any Investment in the form of equity, the amount of the Investment shall be deemed reduced by the amount of any return of equity (whether in the form of dividends, share repurchases or otherwise).

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“IP Security Agreements” has the meaning set forth in the Collateral Agreement.

“IRS” means the United States Internal Revenue Service.

“ISP98” has the meaning set forth in Section 9.09.

“Issuing Bank” means (a) PNC, (b) solely in respect of any Existing Letter of Credit, the Person that is the issuer thereof and (c) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date of the relevant Facility on such date.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of, or any settlement arrangement (by agreement, consent or otherwise) with, any Governmental Authority, foreign or domestic.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Dollar Equivalent amount of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

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“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Secured Obligations, “Lenders” shall include any Affiliate of a Lender to which such Secured Obligation is owed. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter of Credit Fee” has the meaning set forth in Section 2.12(c).

“Letter of Credit Sublimit” has the meaning set forth in Section 2.05(b).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing and any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Document Obligations” has the meaning set forth in the Collateral Agreement.

“Loan Documents” means this Agreement, the Incremental Facility Agreements, the Loan Modification Agreements, the Collateral Agreement, the other Security Documents, the Subordination Agreement, the Supplemental IP Security Agreements, the Perfection Certificate, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j), any amendments to the foregoing documents and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.04(b) or Section 2.09(c).

“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and the other Loan Documents as contemplated by Section 2.22.

“Loan Modification Offer” has the meaning set forth in Section 2.22(a).

“Loan Parties” means the Borrower and each Subsidiary Loan Party.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

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“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders in any Class, Lenders having Revolving Exposures and unused Revolving Commitments in such Class representing more than 50% of the sum of the Aggregate Revolving Exposures and the unused Aggregate Revolving Commitment in such Class at such time ~~and~~, (b) in the case of First Incremental Term Lenders, First Incremental Term Lenders holding outstanding First Incremental Term Loans representing more than 50% of all First Incremental Term Loans outstanding at such time and (c) in the case of Incremental Term Lenders in any Class (other than First Incremental Term Lenders), Lenders holding outstanding Incremental Term Loans in such Class representing more than 50% of all Incremental Term Loans outstanding at such time in such Class.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $200,000,000.

“Material Adverse Effect” means an event or condition that has resulted, or could reasonably be expected to result, in a material adverse effect on (a) the business, assets, liabilities, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights and remedies available to the Lenders under any Loan Document.

“Material Contract” means, with respect to any Person, any indenture, loan or credit agreement, mortgage, deed of trust, contract, undertaking or other agreement or instrument to which such Person is a party or by which it or any of its properties is bound and that (a) evidences or governs any Material Indebtedness or any Disqualified Equity Interests or (b) involves aggregate amounts payable by or to such Person or any of its Affiliates during any fiscal year of $100,000,000 or more (other than, in the case of this clause (b), (i) purchase orders entered into in the ordinary course of business and (ii) any other contract, undertaking or other agreement that by its terms may be terminated or canceled by such Person in the ordinary course of business upon less than 60 days prior notice and without penalty or premium).

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Subsidiary that are owned by the Borrower or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $100,000,000.

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“Material Domestic Subsidiary” means, at any time, any Domestic Subsidiary (a) the revenues of which, including the revenues of all of its Subsidiaries on a consolidated basis, for any four-fiscal quarter period of the Borrower constitute five percent (5%) or more of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for such four-fiscal quarter period or (b) the assets of which, including the assets of all of its Subsidiaries on a consolidated basis, constitute, as of the last day of any fiscal quarter, five percent (5%) or more of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of such date.

“Material Foreign IP Subsidiary” means any Foreign Subsidiary that is a wholly owned Subsidiary, provided that (a) such Foreign Subsidiary shall not be liable for and shall not create, incur, assume or permit to exist any Indebtedness permitted under Section 6.01(a)(xi), (xii) or (xiii), and (b) no Subsidiary (other than any Subsidiary Loan Party) that owns directly or indirectly any Equity Interest in any such Foreign Subsidiary shall (i) be liable for or create, incur, assume or permit to exist any Indebtedness, (ii) create, incur, assume or permit to exist any Lien on any of its assets, other than Liens created under the Loan Documents and Permitted Encumbrances, (iii) own or acquire any assets other than Equity Interests in such Foreign Subsidiary (or any other Subsidiary that meets the requirements of this clause (b)), cash and Permitted Investments or (iv) engage in any business or activity other than the ownership of the outstanding Equity Interests in such Foreign Subsidiary (or any other Subsidiary that meets the requirements of this clause (b)) and activities incidental thereto.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, in each case of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount of $100,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means (a) any Material Domestic Subsidiary and (b) any Foreign Subsidiary that satisfies the tests set forth in clauses (a) or (b) of the definition of Material Domestic Subsidiary if such tests were applicable to Foreign Subsidiaries.

“Maturity Date” means any Incremental Term Maturity Date (including the First Incremental Term Loan Maturity Date) and/or (as the context requires) the Revolving Maturity Date, as applicable.

“Maximum Permitted Net Senior Secured Leverage Ratio” means, at any time, the maximum Net Senior Secured Leverage Ratio then permitted under Section 6.12. For purposes of determining compliance with clause (f) of the definition of “Permitted Acquisition,” Section 2.21, and Section 6.04(n), if the Borrower has delivered a Step-Up Election Notice in accordance with Section 6.12 in connection with (a) in the case of clause (f) of the definition of “Permitted Acquisition” or Section 6.04(n), the applicable Eligible Step-Up Acquisition, or (b) in the case of Section 2.21, the Eligible Step-Up Acquisition which is being funded in whole or in part by Incremental Revolving Commitments or Incremental Term Loan Commitments, then the Maximum Permitted Net Senior Secured Leverage Ratio shall be deemed to be 3.50 to 1.00 as of the calculation date for purposes of such section.

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“Minority Investment” means Investments by the Borrower and/or any Subsidiary made after the Closing Date in Equity Interests of any Person (a “JV Entity”) that is engaged in a business of the type conducted by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related thereto or complementary thereto, provided that such Investment does not result in such JV Entity either becoming a Subsidiary of the Borrower or the Borrower or any Subsidiary (individually or collectively) Controlling such JV Entity. The amount, as of any date of determination, of any Minority Investment shall be calculated in accordance with the provisions of the second sentence of the definition of the term “Investment”; provided that, if the Borrower or a Subsidiary acquires additional Equity Interests in, or all or substantially all of the assets of, a JV Entity in an acquisition permitted by Section 6.04, and as a result of such acquisition the JV Entity becomes a wholly-owned Subsidiary, or all or substantially all of its business and assets become owned and conducted by the Borrower or a wholly-owned Subsidiary, the “outstanding” Investment attributable to such JV Entity shall, notwithstanding anything to the contrary in the definition of the term “Investment”, be considered zero for purposes of Sections 6.04(o) and (q).

“Month,” with respect to an Interest Period means the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower makes or is obligated to make contributions.

“Net Leverage Ratio” means, on any date, the ratio of (a) Total Funded Indebtedness as of such date, minus an amount equal to the lesser of (i) 100% of the Borrower Calculated Dollar Equivalent amount of Unrestricted Cash as at such date, and (ii) $250,000,000, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.

“Net Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Total Funded Secured Indebtedness as of such date, minus an amount equal to the lesser of (i) 100% of the Borrower Calculated Dollar Equivalent amount of Unrestricted Cash as at such date, and (ii) $250,000,000, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

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“Non-Qualified Deferred Compensation Plan” means (i) the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan, as amended and restated effective as of September 22, 2020, as amended; and (ii) the Bentley Systems, Incorporated Nonqualified Deferred Compensation Plan for Non-Employee Directors, as amended and restated effective as of January 1, 2015, and each as further amended from time to time.

“Non-Qualifying Party” means any Loan Party that fails for any reason to qualify as an Eligible Contract Participant.

“Optional Currency” means the following lawful currencies: Euros, British Pounds Sterling and Canadian Dollars and any other currency approved by Administrative Agent and all of the Issuing Banks pursuant to Section 2.23(e), in each case so long as such Optional Currency is the lawful currency of the specified country.

“Original Currency” has the meaning assigned to such term in Section 2.29(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in any Loan, this Agreement or any other Loan Document).

“Other Currency” has the meaning assigned to such term in Section 2.29(a).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero (0.00), then such rate shall be deemed to be zero (0.00). Such rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

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“Participant Register” has the meaning set forth in Section 9.04(c).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Participating Member State” means any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent.

“Permitted Acquisition” means the purchase or other acquisition by the Borrower or any Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any such purchase or other acquisition of any Equity Interests in any Person, upon the consummation of such purchase or other acquisition such Person will be a wholly owned Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person); provided that if such acquired Person has one or more Subsidiaries that are not wholly-owned, such non-wholly owned Subsidiaries may be acquired in connection with such Permitted Acquisition, (b) such purchase or other acquisition was not preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of the Borrower or any Subsidiary unless the board of directors or other governmental body of such target shall have approved the same, (c) all transactions related thereto are consummated in accordance with applicable Law in all material respects, (d) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b), (e) with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in clauses (a), (b), (c), (d) and (e) of the definition of the term “Collateral and Guarantee Requirement”, as applicable, shall have been taken (or arrangements for the taking of such actions satisfactory to the Administrative Agent shall have been made), and (f) at the time of and immediately after giving effect to any such purchase or other acquisition, (i) no Default shall have occurred and be continuing and (ii) the Borrower shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)) calculated on both an actual and on a pro forma basis in accordance with Section 1.04(b).

“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.22, providing for an extension of any Incremental Term Maturity Date and/or the Revolving Maturity Date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, as applicable, (a) an increase in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders, and/or (b) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders.

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“Permitted Encumbrances” means:

(a)           Liens imposed by Law for Taxes that are not yet due or are being contested in compliance with Section 5.06;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by Law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

(c)           pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)           pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by Law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)           Liens arising from Permitted Investments described in clause (d) of the definition of Permitted Investments;

(h)           banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations;

(i)            Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable Law) regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;

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(j)            Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement permitted by this Agreement; and

(k)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and deposits as security for contested custom or import duties;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clauses (c)(ii) and (d)(ii) above securing obligations under letters of credit, bankers guarantees or similar instruments.

“Permitted Holder” means (a) the Bentley Brothers, their Family Members and their Family Trusts, and (b) any corporation, limited partnership, limited liability company, trust or other entity either controlled by or primarily for the benefit of any for the foregoing.

“Permitted Investments” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or any agency or instrumentality thereof, in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 360 days from the date of acquisition thereof and having, at such date of acquisition, the credit rating at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 1 year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)           money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f)           in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes;

(g)           Investments constituting Hedging Agreements permitted by Section 6.07(c); and

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(h)           shares of any money market mutual or similar fund that has all or at least 95% of its assets invested in investments satisfying the requirements of clauses (a) through (d) above.

“Permitted Reorganization” means the “Internal Reorganization” as defined in and consummated in accordance with the terms of (other than any reference to the time period for such transaction set forth therein, which time period shall be as set forth below) the Consent dated as of October 30, 2023 among (among others) the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, a copy of which is attached hereto as Schedule 1.01(C); provided that, the Permitted Reorganization is consummated on or before December 31, 2025.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“PNC” means PNC Bank, National Association.

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Offering” means any underwritten public offering or direct listing of common Equity Interests in the Borrower or a Borrower Parent Company, in each case pursuant to an effective registration statement on Form S-1 or S-3 or any successor form filed with the SEC pursuant to the Securities Act, including the registration of common Equity Interests in the Borrower or a Borrower Parent Company relating to the resale of Equity Interests in the Borrower or a Borrower Parent Company in which the Borrower or a Borrower Parent Company will not receive the proceeds from the sale of such Equity Interests.

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“Purchase Card Facility” means a purchase card facility providing corporate credit cards and related services to employees of the Borrower or any of its Subsidiaries and all agreements or other arrangements in connection therewith.

“Qualified ECP Loan Party” means each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and the CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Recipient” has the meaning specified in Section 2.17(a).

“Reference Currency” has the meaning specified in the definition of “Equivalent Amount.”

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and reasonable fees and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 91 days after the Latest Maturity Date of any Facility in effect on the date of such extension, renewal or refinancing, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

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“Register” has the meaning set forth in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Interbank Market” means in relation to Euro and British Pounds Sterling, the London interbank market, and in relation to any other currencies, the applicable offshore interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with a Governmental Authority in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Entity knowingly engages in, or becomes aware that it previously has engaged in, a transaction that has caused or would cause any Person hereunder (including the Administrative Agent, any lead arranger, any Issuing Bank, the Lenders, and any underwriter, advisor, investor, or otherwise) to be in violation of any Anti-Corruption Law or International Trade Law, including a Covered Entity’s use of any proceeds of the Loans hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) any pledged Collateral qualifies as Blocked Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the Anti-Corruption Law or International Trade Law-specific representations and covenants herein.

“Required Lenders” means Lenders (other than any Defaulting Lender) having more than 50% of the sum of (i) the aggregate amount of the Revolving Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Commitments, the outstanding Aggregate Revolving Exposure of the Lenders (excluding any Defaulting Lender) and (ii) the aggregate outstanding amount of any Incremental Term Loans.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Subsidiary.

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“Restricted Prepayments/Repurchases” means prepayments, redemptions or repurchases of Indebtedness of the Borrower or any Subsidiary (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for purposes of paying such Indebtedness when due) that is either (a) subordinated to the Secured Obligations or (b) convertible into common stock of the Borrower (and cash in lieu of fractional shares) (including, without limitation, prepayments, redemptions and repurchases of Convertible Debt).

“Revolving Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments is $1,300,000,000 as of the Closing Date.

“Revolving Credit Facility” means the Revolving Loan facility provided to the Borrower pursuant to Article II hereof

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Revolving Lender is a subsidiary.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means the earlier of (a) October 18, 2029 (or, if such date shall not be a Business Day, the immediately preceding Business Day) and (b) ninety-one days before any maturity date of any Convertible Debt, unless on such ninety-first (91st) day the Borrower’s Liquidity ~~(as defined below)~~ on such ninety-first (91st) date is equal to or in excess of the sum of (i) the principal amount of such Convertible Debt plus (ii) $150,000,000. ~~As used herein, the term “Borrower’s Liquidity” shall mean, as of any date, an amount equal to the sum of (x) the Aggregate Revolving Commitment on such date minus the Aggregate Revolving Exposure on such date plus (y) an amount equal to the Borrower Calculated Dollar Equivalent of the Unrestricted Cash of the Borrower and its Subsidiaries on such date calculated on a consolidated basis.~~

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“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Subsidiary whereby the Borrower or such Subsidiary sells or transfers such property to any Person and the Borrower or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Jurisdiction” means, at any time, a country, area, territory or jurisdiction that is the subject or target of comprehensive U.S. sanctions program, including, without limitation, any country, area, territory or jurisdiction that is the subject of comprehensive economic or financial sanctions imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union~~,~~ or His Majesty’s Treasury of the United Kingdom ~~or the Hong Kong Monetary Authority~~.

“Sanctioned Person” means any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.

“SEC” means the United States Securities and Exchange Commission.

“Secured Bank Guarantee Obligations” has the meaning set forth in the Collateral Agreement.

“Secured Cash Management Obligations” has the meaning set forth in the Collateral Agreement.

“Secured Hedge Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Secured Obligations” has the meaning set forth in the Collateral Agreement.

“Secured Parties” has the meaning set forth in the Collateral Agreement.

“Secured Purchase Card Obligations” has the meaning set forth in the Collateral Agreement.

“Securities Act” means the United States Securities Act of 1933.

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“Security Documents” means the Collateral Agreement, the IP Security Agreements, the Control Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03 or 5.12 to secure the Secured Obligations.

“Series” has the meaning set forth in Section 2.21(b).

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” means ten basis points (0.10%).

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).

“Step-Up Election Notice” has the meaning assigned to it in Section 6.12.

“Subordination Agreement” means the Amended and Restated Intercompany Subordination Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Borrower and the Subsidiaries of the Borrower party thereto.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means each Subsidiary that is a party to the Collateral Agreement.

“Supplemental IP Security Agreements” has the meaning set forth in the Collateral Agreement.

“Swap” means any “swap” as defined in Section 1(a)47 of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swingline Exposure” means, at any time, the principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

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“Swingline Lender” means PNC, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Loan Commitment” means PNC’s commitment to make Swingline Loans to the Borrower in an aggregate principal amount of up to $125,000,000.

“Swingline Loan Conversion Date” has the meaning set forth in Section 2.04(c).

“Swingline Loan Repayment Date” has the meaning set forth in Section 2.04(b).

“Swingline Note” has the meaning assigned thereto in Section 2.04(b).

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means a Lender with an Incremental Term Commitment (including a First Incremental Term Commitment) or an outstanding Incremental Term Loan (including a First Incremental Term Loan).

“Term Loan” means an Incremental Term Loan of any Series, including a First Incremental Term Loan.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Period.

“Term SOFR Rate Loan” means a Loan that bears interest based on the Term SOFR Rate.

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“Term SOFR Rate Option” means the option of the Borrower to have Revolving Loans and Incremental Term Loans ~~(if any)~~ bear interest at the Term SOFR Rate pursuant to the provisions hereof.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Total Funded Indebtedness” means, as of any date, the sum (without duplication) of (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date (excluding any Indebtedness pursuant to any performance guarantees in the ordinary course of business), in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations of the Borrower and the Subsidiaries outstanding as of such date, determined on a consolidated basis, and (c) the aggregate obligations of the Borrower and the Subsidiaries as an account party in respect of letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness.

“Total Funded Secured Indebtedness” means, as of any date, the aggregate amount of Total Funded Indebtedness on such date secured by Liens on any of the assets of the Borrower and the Subsidiaries, including, in any event, without duplication, the Aggregate Revolving Exposure, the aggregate principal amount of the Incremental Term Loans ~~(if any)~~ and the aggregate amount of Capital Lease Obligations of the Borrower and the Subsidiaries outstanding on such date. For the sake of clarity, Convertible Debt shall not be included in calculating Total Funded Secured Indebtedness.

“Transactions” means the execution, delivery and performance of the Loan Documents by each of the Loan Parties intended to be a party thereto, the borrowing of the Loans and the issuance of the Letters of Credit hereunder and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the Alternate Base Rate or, in the case of Swingline Loans, the Daily SOFR Rate, as determined by the Administrative Agent and the Borrower (or, with respect to Swingline Loans, such other rate as is agreed to by the Borrower and the Swingline Lender).

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning set forth in Section 2.17(f)(ii)(D)(2).

“UCP” has the meaning specified in Section 9.09.

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash” means cash, cash equivalents and Permitted Investments of the Borrower or any of its Subsidiaries that (a) would not be required to appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries and (b) is not subject to any Lien in favor of any Person other than Liens created under the Loan Documents and Liens constituting Permitted Encumbrances of the type described in clause (h) of the definition of such term.

“Unsecured Debt Incurrence Compliance Certificate” has the meaning as set forth in Section 6.01(xiii).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“wholly owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Law) are owned, beneficially and of record, by such Person, another wholly owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Rate Loan” or “Term SOFR Rate Borrowing”) or by Class and Type (e.g., a “Term SOFR Rate Revolving Loan” or “Term SOFR Rate Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor Laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if at any time any change in GAAP would affect in any material respect the computation of any covenant (including the computation of any financial covenant and resulting changes, if any, to the Applicable Rate) set forth in any Loan Document, (x) the Borrower may, by providing written notice to the Administrative Agent, and (y) the Administrative Agent or the Required Lenders may, by providing written notice to the Borrower (in either case), elect not to apply such change in GAAP, and concurrently with the delivery of such notice (or promptly thereafter if such notice is delivered by the Administrative Agent or the Required Lenders), the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after the disapplication of such change in GAAP, (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including financial covenants and other financial tests) shall be made without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein and (iii) notwithstanding the Accounting Standards Update issued by the Financial Accounting Standards Board (“FASB”) on February 25, 2016 related to lease accounting standards and related materials issued by FASB, the treatment of leases for all purposes hereunder (and any related interest or lease expense) shall be based on GAAP prior to the implementation of such Accounting Standards Update. Without limiting the foregoing, operating leases shall not be deemed to be “capital leases” regardless of whether they may appear on the balance sheet under GAAP.

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(b)           All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Permitted Acquisition or other transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Material Acquisition, Material Disposition, Permitted Acquisition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months). In addition, for any pro forma computations made between the First Amendment Effective Date and the delivery of the financial statements for the quarter ending June 30, 2026 pursuant to Section 5.01(b), such pro forma calculations shall give effect to the incurrence of the First Incremental Term Loans and the repayment of any Indebtedness with the proceeds of such First Incremental Term Loans as if such incurrence and repayment occurred on March 31, 2026.

SECTION 1.05. Currency Calculations. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars at the currency exchange rates in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Section 6.04, 6.05 or 6.08, the amount of each Investment, disposition, Restricted Payment or other applicable transaction denominated in Optional Currencies shall be translated into Dollars at the currency exchange rate in effect on the date such Investment, disposition, Restricted Payment or other transaction is consummated. Such currency exchange rates shall be determined in good faith by the Borrower.

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SECTION 1.06. Amendment and Restatement of Existing Credit Agreement. (a) This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Closing Date. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01 hereof (or waiver in accordance with Section 9.02), the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. It is the express intent of the parties hereto that this Agreement is entered into in substitution for, and not in payment of, the obligations of the Borrower under the Existing Credit Agreement and is in no way intended to constitute a novation of any of the Borrower’s indebtedness which was evidenced by the Existing Credit Agreement or any of the other Loan Documents. Upon the effectiveness hereof (I) all “Revolving Loans” (as defined in the Existing Credit Agreement) made under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Revolving Loans under (and shall be governed by the terms of) this Agreement and shall either have the same Interest Periods as in effect under the Existing Credit Agreement or an Interest Period of one Month as determined by the Administrative Agent in consultation with the Borrower, (II) all “Letters of Credit” issued (or deemed issued) under the Existing Credit Agreement which remain outstanding on the Closing Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (III) the outstanding “Loans” under (and as defined in) the Existing Credit Agreement of each “Lender” under (and as defined in) the Existing Credit Agreement who is not a Lender under this Agreement (each a “Departing Lender”) as of the Closing Date shall be repaid in full in cash in immediately available funds (accompanied by any accrued and unpaid interest and fees thereon and any other amounts or liabilities owing to each Departing Lender under the Existing Credit Agreement), each Departing Lender’s “Commitment” under and as defined in the Existing Credit Agreement shall be terminated and be of no further force and effect, each Departing Lender shall not be a Lender for any purpose hereunder (provided that each Departing Lender shall retain its respective rights as a “Lender” under the Existing Credit Agreement to expense reimbursement and indemnification pursuant to, and in accordance with, the terms of the Existing Credit Agreement), and such Departing Lender shall be released from any obligation or liability under the Existing Credit Agreement, (IV) all obligations constituting “Obligations” or “Secured Obligations” under and as defined in the Existing Credit Agreement or any Loan Document with any Lender (but not any Departing Lender or Affiliate of a Departing Lender) which are outstanding on the Closing Date and are not being paid on such date shall continue as Obligations or Secured Obligations, as applicable, under this Agreement and the other Loan Documents, (V) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent,” the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents (in each case as defined herein), (VI) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that such Lender’s pro rata share of the outstanding Loans hereunder reflect such Lender’s pro rata share of the outstanding aggregate Loans on the Closing Date based on its Applicable Percentage, (VII) the Borrower shall compensate each Departing Lender for any and all losses, costs and expenses incurred by such Departing Lender in connection with the repayment of any “SOFR-based Loans” under the Existing Credit Agreement, in each case on the terms and in the manner set forth in 2.16 of the Existing Credit Agreement, provided, however, that, for the avoidance of doubt, each Lender under this Agreement agrees to waive any right to compensation under Section 2.16 in connection with the reallocation and transactions described above and (VIII) all “Term Loans” (as defined in the Existing Credit Agreement) shall be paid in full including all accrued interest thereon. Without limiting the foregoing, the parties hereto hereby agree that the consent of any Departing Lender shall be limited to the acknowledgments and agreements set forth in this Section 1.06, and shall not be required as a condition to the effectiveness of any other amendments, restatements, supplements or modifications to the Existing Credit Agreement or the Loan Documents.

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(b)           On the Closing Date, each Lender (i) shall be deemed to have purchased a participation in each outstanding Letter of Credit in accordance with its Applicable Percentage and (ii) to the extent necessary, each Lender (including those Lenders that were not “Lenders” under and as defined in the Existing Credit Agreement) shall fund Revolving Loans (or receive payment of its “Revolving Loans”, as defined in the Existing Credit Agreement) such that the Revolving Loans of each of the Lenders on the Closing Date are equal to its Applicable Percentage of the Revolving Loans of all of the Lenders outstanding on the Closing Date.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any Division/Series Transaction: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08. Benchmark Replacement Notification; Rates. Section 2.31 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the continuation of, administration of, submission of or calculation of, or any other matter related to, any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Article II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein (a) pursuant to this Agreement and the First Amendment and Incremental Facility Agreement, each First Incremental Term Lender agrees to make a First Incremental Term Loan to the Borrower on the First Amendment Effective Date in a principal amount equal to its First Incremental Term Commitment and (b) each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts paid or repaid on respect of Incremental Term Loans (including the First Incremental Term Loans) may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 2.14, each Revolving Borrowing and~~, if applicable,~~ Incremental Term Borrowing shall be comprised entirely of ABR Loans or Term SOFR Rate Loans as the Borrower may request in accordance herewith. The rate of interest on each Swingline Loan shall be determined in accordance with Section 2.13. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Term SOFR Rate Borrowing (other than Swingline Loans), such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Term SOFR Rate Borrowing that results from a continuation of an outstanding Term SOFR Rate Borrowing (including any Incremental Term Borrowing) may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing (other than Swingline Loans) is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan (other than a Swingline Loan under a Cash Management Agreement) shall be in an amount permitted under Section 2.04(f). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (or such greater number as may be agreed to by the Administrative Agent) Term SOFR Rate Borrowings outstanding.

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SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or an Incremental Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term SOFR Rate Borrowing, not later than 11:00 a.m., Pittsburgh time, three Business Days before the date of the proposed Borrowing; provided, for the avoidance of doubt, that a Term SOFR Rate Borrowing consisting of the initial First Incremental Term Loans on the First Amendment Effective Date may be so notified to the Administrative Agent on the day of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Pittsburgh time, on the day of the proposed Borrowing; provided that, the First Incremental Term Loans shall be made on the First Amendment Effective Date. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            whether the requested Borrowing is to be a Revolving Borrowing or an Incremental Term Borrowing of a particular Series;

(ii)           the aggregate amount of such Borrowing;

(iii)          the date of such Borrowing, which shall be a Business Day;

(iv)          whether such Borrowing is to be an ABR Borrowing or a Term SOFR Rate Borrowing;

(v)          in the case of a Term SOFR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)          the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding anything to the contrary herein (including Sections 2.07 and 2.13), any Revolving Loans made on the Closing Date and any First Incremental Term Loans made on the First Amendment Effective Date shall be Term SOFR Rate Borrowings with an Interest Period of one Month, except to the extent that pursuant to Section 1.06, such Revolving Loans become part of a Borrowing Tranche of Revolving Loans that were outstanding on the Closing Date under the Existing Credit Agreement. No First Incremental Term Loans may be borrowed after the First Amendment Effective Date.

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SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period in Dollars (the “Swingline Loans”) in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $125,000,000 or (ii) the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall be in at least the minimum amounts required under Section 2.04(f) below. The interest rate for a Swingline Loan shall be determined in accordance with Section 2.13.

(b)           To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone not later than 12:00 noon, Pittsburgh time, on the day of the proposed Swingline Loan specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date and (iii) the date such Swingline Loan is to be repaid, if applicable (the “Swingline Loan Repayment Date”). The request for such Swingline Loan shall be irrevocable. Provided that all applicable conditions precedent contained herein have been satisfied, the Swingline Lender shall, not later than 4:00 p.m., Pittsburgh time, on the date specified in the Borrower’s request for such Swingline Loan, make such Swingline Loan by crediting the Borrower’s deposit account with PNC or, in the case of any Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the account of the Issuing Bank that has made such LC Disbursement as notified to the Administrative Agent. Each such telephonic Borrowing Request shall be irrevocable and shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Borrowing Request. Promptly following the receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise the Swingline Lender of the details thereof. The obligation of the Borrower to repay the Swingline Loans shall be evidenced by a promissory note of the Borrower dated the date hereof, payable to the order of the Swingline Lender and substantially in the form of Exhibit H (as amended, supplemented or otherwise modified from time to time, the “Swingline Note”).

(c)           Swingline Loans shall be repaid on the earlier of (i) the Revolving Maturity Date and (ii) the Swingline Loan Repayment Date for such Swingline Loan. Notwithstanding anything to the contrary herein, any Swingline Loan at any time shall be repaid upon demand by the Administrative Agent (any such date being the “Swingline Loan Conversion Date”) and the Borrower shall indemnify the Swingline Lender and each other Lender pursuant to Section 2.16 on account of such repayment. Unless the Borrower shall have notified the Administrative Agent prior to 11:00 a.m., Pittsburgh time, on such Swingline Loan Conversion Date that the Borrower intends to repay such Swingline Loan with funds other than the proceeds of a Revolving Loan, the Borrower shall be deemed to have given notice to the Administrative Agent requesting the Revolving Lenders to make Revolving Loans in U.S. Dollars in an amount equal to the amount of such Swingline Loans, which Revolving Loans shall earn interest at the Alternate Base Rate in effect on the Swingline Loan Conversion Date in an aggregate amount equal to the amount of such Swingline Loan plus interest thereon, and the Revolving Lenders shall, on the Swingline Loan Conversion Date, make ABR Loans (without the requirement that they comply with the conditions for Revolving Loans in Section 2.02 and/or Section 2.03), in an aggregate amount equal to the amount of such Swingline Loan plus interest thereon, the proceeds of which shall be applied directly by the Administrative Agent to repay the Swingline Lender for such Swingline Loan then due plus accrued interest thereon; and provided, further, that if for any reason the proceeds of such Revolving Loans are not received by the Swingline Lender on the Swingline Loan Conversion Date in an aggregate amount equal to the amount of such Swingline Loan then due plus accrued interest thereon, the Borrower shall reimburse the Swingline Lender on the day immediately following the Swingline Loan Conversion Date, in same day funds, in an amount equal to the excess of the amount of such Swingline Loan then due over the aggregate amount of such Revolving Loans, if any, received plus accrued interest thereon.

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(d)           In the event that the Borrower shall fail to repay the Swingline Lender as provided in Section 2.04(c), the Swingline Lender shall promptly notify each Revolving Lender of the unpaid amount of such Swingline Loan and of such Revolving Lender’s respective participation therein in an amount equal to such Revolving Lender’s Applicable Percentage of such Swingline Loan. Each Revolving Lender shall make available to the Administrative Agent for payment to the Swingline Lender (and each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Swingline Lender on account of such participation) an amount equal to its respective participation therein based on its Applicable Percentage of such Swingline Loan or Loans (plus accrued interest thereon), in Dollars and in same day funds at the office of the Administrative Agent specified in such notice. If such notice is delivered by the Administrative Agent by 11:00 a.m., Pittsburgh time, each Revolving Lender shall make funds available to the Administrative Agent on that Business Day. If such notice is delivered after 11:00 a.m., Pittsburgh time, each Revolving Lender shall make funds available to the Administrative Agent on the next Business Day. In the event that any Revolving Lender fails to make available to the Administrative Agent the amount of such Revolving Lender’s participation in such unpaid amount as provided herein, the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at a rate per annum equal to the Federal Funds Effective Rate for each day during the period between the date such participation amount is required to be paid and the date on which such Revolving Lender makes available its participation in such unpaid amount. The failure of any Revolving Lender to make available to the Administrative Agent its Applicable Percentage of any such unpaid amount shall not relieve any other Revolving Lender of its obligations hereunder to make available to the Administrative Agent its Applicable Percentage of such unpaid amount when due as set forth above. Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the Majority in Interest of the Revolving Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event the Swingline Lender shall have received any such notice, it shall have no obligation to make any Swingline Loan until and unless it shall be satisfied in its sole discretion that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Revolving Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower (or any other Person) for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.

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(e)           In the event the Aggregate Revolving Commitment is terminated in accordance with the terms hereof, the Swingline Loan Commitment shall also be terminated automatically. In the event the Borrower reduces the Aggregate Revolving Commitment to less than the Swingline Loan Commitment, the Swingline Loan Commitment shall immediately be reduced to an amount equal to the Aggregate Revolving Commitment. In the event the Borrower reduces the Aggregate Revolving Commitment to less than the outstanding principal amount of the Swingline Loans then outstanding, the Borrower shall immediately repay the amount by which such outstanding Swingline Loans exceeds the Swingline Loan Commitment as so reduced plus accrued interest thereon.

(f)           At no time shall there be more than one (1) outstanding Swingline Loan, except as to Swingline Loans made pursuant to Section 2.04(h), unless otherwise agreed by the Swingline Lender. Each Swingline Loan shall be in a minimum original principal amount of $100,000 and integral multiples of $50,000, except as to Swingline Loans made pursuant to Section 2.04(h), as to which there shall be no minimum.

(g)           The Borrower shall have the right at any time and from time to time to prepay the Swingline Loans, in whole or in part, without premium or penalty (but in any event subject to Section 2.16), upon prior written, facsimile or telephonic notice to the Swingline Lender given by the Borrower no later than 11:00 a.m., Pittsburgh time, on the date of any proposed prepayment. Each notice of prepayment shall specify the Swingline Loan to be prepaid and the amount to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such amount on such date, with accrued interest thereon and any other amounts owed hereunder.

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(h)           In addition to making Swingline Loans pursuant to the foregoing provisions of this Section 2.04, without the requirement for a specific request from the Borrower pursuant to subsection 2.04(b), the Swingline Lender may make Swingline Loans to the Borrower in Dollars in accordance with the provisions of any agreements between the Borrower and the Swingline Lender relating to the Borrower’s deposit, sweep and other accounts at the Swingline Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets that are satisfactory to the Administrative Agent and Swingline Lender (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swingline Loans made pursuant to this subsection 2.04(h) in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in subsection 2.04(f), (ii) not be subject to the limitations as to individual amount set forth above in this Section 2.04, (iii) be payable by the Borrower, both as to principal and interest, at the times set forth in the Cash Management Agreements (but in no event later than the Revolving Maturity Date), (iv) not be made at any time after the Majority in Interest of the Revolving Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Swingline Loan were then made (unless the Administrative Agent shall be satisfied in its sole discretion that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist), (v) not be subject to the notice and timing provisions set forth above in this Section, (vi) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Revolving Lender’s obligation to purchase participating interests therein pursuant to Section 2.04(d), and (vii) except as provided in the foregoing subsections (i) through (vi), be subject to all of the terms and conditions of this Section 2.04. If any Cash Management Agreements are in effect, Swingline Loans shall only be made pursuant to such Cash Management Agreements.

(i)            Each Revolving Lender shall ratably in accordance with its Applicable Percentage, indemnify the Swingline Lender, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and expenses), claim, demand, action, loss or liability (except any of the foregoing that results from the indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Section 2.04 or any action taken or omitted by such indemnitees hereunder.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, denominated in either Dollars or an Optional Currency and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. On the Closing Date, each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (f) of this Section), to be a Letter of Credit issued hereunder for the account of the Borrower. The Borrower unconditionally and irrevocably agrees that, in connection with any Existing Letter of Credit, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(c) to the same extent as if it were the account party in respect of such Existing Letter of Credit. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

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(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension (but in no event less than five (5) Business Days unless otherwise agreed to by such Issuing Bank), a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit will be in Dollars or an Optional Currency (and, if in an Optional Currency, which Optional Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $125,000,000 (the “Letter of Credit Sublimit”) and (ii) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent the written notice thereof required under paragraph (l) of this Section; provided that such written notice shall not be required for any Letter of Credit issued by an Issuing Bank that is at such time also the Administrative Agent.

(c)           Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Revolving Maturity Date; provided that (A) each Existing Letter of Credit shall expire in accordance with the terms thereof, but any extension or renewal thereof shall be subject to the conditions of this paragraph (c), and (B) any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal.

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(d)           Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower or any other Person for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended, the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02(a) or 4.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, it shall have no obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied in its sole discretion that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)           Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed promptly by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

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(f)           Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement in Dollars by paying to the Administrative Agent an amount equal to the Dollar Equivalent amount of such LC Disbursement not later than (i) if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Pittsburgh time, on any Business Day, then 1:00 p.m., Pittsburgh time, on such Business Day or (ii) otherwise, 1:00 p.m., Pittsburgh time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if the amount of such LC Disbursement is $500,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing in Dollars or a Swingline Loan and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Revolving Lender of such failure, the payment then due in Dollars from the Borrower in respect of the applicable LC Disbursement and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Percentage of the amount then due in Dollars from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing in Dollars or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g)           Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section, and each Revolving Lender’s participation obligation as provided in paragraph (d) of this Section, is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s or such Revolving Lender’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(h)           Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full in Dollars on the date such LC Disbursement is made, the unpaid Dollar Equivalent amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full in Dollars, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i)            Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in Dollars in accordance with this paragraph as and to the extent required by Section 2.11(b) or 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks in Dollars for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of a Majority in Interest of the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower, upon the written request of the Borrower, within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing.

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(j)            Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)           Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(c). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l)            Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances (and whether such issuance is in Dollars or an Optional Currency), extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount (in the applicable currency or currencies) of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount (and whether in Dollars or an Optional Currency) of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement (and whether such LC Disbursement was in Dollars or an Optional Currency) and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. Notwithstanding the foregoing, if such Issuing Bank is the same institution as the Administrative Agent, it shall not be required to provide the foregoing report to the Administrative Agent.

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(m)           LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 pm, Pittsburgh time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower or, in the case of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), to the Issuing Bank specified by the Borrower in the applicable Borrowing Request.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Incremental Term Borrowing initially shall be of the Type and, in the case of a Term SOFR Rate Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term SOFR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings.

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(b)           To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a ~~Revolving~~ Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Rate Borrowing; and

(iv)          if the resulting Borrowing is to be a Term SOFR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c)           Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)           If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Rate Borrowing of ~~Revolving~~ Loans prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term SOFR Rate Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Term SOFR Rate Borrowing and (ii) unless repaid, each Term SOFR Rate Borrowing of such Class shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

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SECTION 2.08. Termination and Reduction of Commitments. (a) The First Incremental Term Commitments shall automatically terminate at 5:00 p.m. Pittsburgh time on the First Amendment Effective Date. The Revolving Commitments shall automatically terminate on the Revolving Maturity Date.

(b)           The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment.

(c)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in such Class in accordance with their respective Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Incremental Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Maturity Date or as required pursuant to Section 2.04.

(b)           The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

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(c)           Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d)           All payments to the Administrative Agent or the Swingline Lender, as the case may be, shall be made at the Principal Office and in immediately available funds.

SECTION 2.10. Amortization of First Incremental Term Loans and any Other Incremental Term Loans.

(a)           (i) The Borrower shall repay the aggregate principal amount of all First Incremental Term Loans outstanding in quarterly installments on the last Business Day of each calendar quarter commencing June 30, 2027 in an amount equal to 1.25% of the aggregate principal amount of the First Incremental Term Loans outstanding on the First Amendment Effective Date (after giving effect to the Borrowing of the First Incremental Term Loans on the First Amendment Effective Date and to be adjusted for any voluntary and mandatory prepayments as provided below).

(~~a~~ii)         The Borrower shall repay Incremental Term Loans of any Series (other than the First Incremental Term Loans) in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (c) of this Section or pursuant to such Incremental Facility Agreement).

(b)           To the extent not previously paid, all Incremental Term Loans of any Series (including the First Incremental Term Loans) shall be due and payable on the Incremental Term Maturity Date applicable thereto (which, in the case of the First Incremental Term Loans, is the First Incremental Term Loan Maturity Date).

(c)           Any prepayment of an Incremental Term Borrowing of any Class (including the First Incremental Term Loans) made pursuant to Section 2.11(a) or, in the case of the First Incremental Term Loans, Section 2.11(a), shall be applied to the unpaid installments of such Incremental Term Loans pro rata across the remaining installments of such Incremental Term Loans (including the payment due on the ~~maturity date of any~~ Incremental Term ~~Loans~~Maturity Date applicable thereto).

(d)           Prior to any repayment of any Incremental Term Borrowings of any Class under this Section (including the First Incremental Term Loans), the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed in writing by hand delivery ~~or~~, facsimile or other electronic transmission) of such selection not later than 11:00 a.m., Pittsburgh time, three Business Days before the scheduled date of such repayment (or such later date as agreed by the Administrative Agent in its discretion). Each repayment of an Incremental Term Borrowing shall be applied ratably to the Loans included in the repaid Incremental Term Borrowing. Repayments of Incremental Term Borrowings shall be accompanied by accrued interest on the amounts repaid.

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SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b)           In the event and on each occasion that the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment (other than as a result of fluctuations in currencies), the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount equal to such excess. The Borrower also shall make the prepayments required under Section 2.27.

(c)           [Intentionally Omitted].

(d)           [Intentionally Omitted].

(e)           Prior to any optional or mandatory prepayment of Borrowings under this Section, the Borrower shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (f) of this Section.

(f)           The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by hand delivery or facsimile) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Term SOFR Rate Borrowing, not later than 11:00 a.m., Pittsburgh time, three Business Days before the date of prepayment, (ii) [intentionally omitted], (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Pittsburgh time, one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Pittsburgh time, on the date of prepayment as provided in Section 2.03(g). Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that (A) if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment of Incremental Term Borrowings (including First Incremental Term Loans) pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events or conditions precedent specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such event does not occur or if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

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SECTION 2.12. Fees. (a) [Intentionally Omitted].

(b)           The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee in Dollars, which shall accrue at the Applicable Rate on the daily unused Dollar Equivalent amount of the Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in Dollars in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Revolving Lender (and solely for the purposes of computing commitment fees, the Swingline Exposure of each Lender other than the Swingline Lender shall be disregarded for such purpose and the Swingline Loans shall be considered to be borrowed amounts under the Swingline Lender’s Revolving Commitment).

(c)           The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender (including the applicable Issuing Bank in its capacity as a Lender) a participation fee (the “Letter of Credit Fee”) in Dollars with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Term SOFR Rate Revolving Loans on the daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure; provided, that, upon the occurrence of an Event of Default and until such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) to the Administrative Agent, the participation fee paid to each Revolving Lender shall be increased by two percent (2%) per annum, and (ii) to each Issuing Bank for its own account a fronting fee in Dollars, which shall accrue at a rate per annum equal to 0.125% on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable in Dollars for the actual number of days elapsed (including the first day but excluding the last day).

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(d)           The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent, including as set forth in the Fee Letters.

(e)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including any Swingline Loan bearing interest based on the Alternate Base Rate) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The Loans comprising each Term SOFR Rate Borrowing (other than any Swingline Loans) shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate plus, other than with respect to the First Incremental Term Loans, the SOFR Adjustment. For the avoidance of doubt, the SOFR Adjustment shall not be applicable to the First Incremental Term Loans.

(c)           Except as provided in the next sentence hereof, each Swingline Loan shall bear interest at the Daily Simple SOFR plus the Applicable Rate for Revolving Loans that are Term SOFR Rate Loans plus the SOFR Adjustment (or such other rate that is mutually agreed to by the Borrower and the Swingline Lender in writing at the time such Swingline Loan is made); provided that if the Swingline Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Daily Simple SOFR, that the Daily Simple SOFR will not adequately and fairly reflect the cost of the Swingline Lender of making or maintaining such Swingline Loans or that the making, maintenance or funding of any Swingline Loan to which the Daily Simple SOFR applies has been made impracticable or unlawful by compliance by the Swingline Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), Swingline Loans shall bear interest at the Alternate Base Rate plus the Applicable Rate unless otherwise mutually agreed by the Borrower and the Swingline Lender in writing at the time such Swingline Loan is made. Notwithstanding the foregoing, in the case of Swingline Loans made in accordance with Cash Management Agreements pursuant to Section 2.04(h), such Swingline Loans shall bear interest as determined in accordance with such Cash Management Agreements.

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(d)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section. In addition, but without duplication of the immediately preceding sentence, at any time that an Event of Default shall have occurred and be continuing, at the written request of the Required Lenders and whether or not any principal or interest of any Loan has not been paid when due, all Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% per annum plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section.

(e)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments and, in the case of an Incremental Term Loan, on the Incremental Term Maturity Date applicable thereto; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Term SOFR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)           All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Term SOFR Rate or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. (a)If prior to the commencement of any Interest Period for a Term SOFR Rate Borrowing of any Class:

(i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate pursuant to the definition thereof for such Interest Period or a contingency has occurred which materially and adversely affects the Relevant Interbank Market;

(ii)           the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining their Loans included in such Term SOFR Rate Borrowing for such Interest Period;

(iii)          the Administrative Agent is advised by a Majority Interest of the Lenders of such Class that after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Term SOFR Rate Option applies are not available to such Lenders with respect to such Loan in the Relevant Interbank Market;

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(iv)          the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the making, maintenance or funding of any Loan to which a Term SOFR Rate Option applies has been made impracticable or unlawful by compliance by such Lenders (or the Swingline Lender, as the case may be) in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law);

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders of such Class as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Term SOFR Rate Borrowing shall be ineffective, and such Borrowing shall (I) in the case of a Revolving Loan or an Incremental Term Loan, be continued as an ABR Borrowing or converted to an ABR Borrowing (A) on the last day of the applicable Interest Period, as the case may be, if the Lenders may lawfully continue to maintain such Loans or (B) immediately if the Lenders may not lawfully continue to maintain such Loans, or (II) in the case of a Swingline Loan, be repaid in full (A) on the last day of the applicable Interest Period if the Swingline Lender may lawfully continue to maintain such Loans or (B) immediately if the Swingline Lender may not lawfully continue to maintain such Swingline Loans and (y) any Borrowing Request for a Term SOFR Rate Borrowing of Revolving Loans or Incremental Term Loans of such Class shall be treated as a request for an ABR Borrowing.

(b)           If at any time any Lender shall have determined, or any Governmental Authority shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan, or the determination of charging interest rates based on the Term SOFR Rate, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of such Governmental Authority (whether or not having the force of Law), then such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of such Lender to allow the Borrower to select convert to, renew or continue a Term SOFR Rate Loan shall be suspended (to the extent of the affected Term SOFR Rate Loan or Interest Periods) until such Lender shall have later notified (and such Lender agrees to promptly so notify) the Administrative Agent of such Lender’s determination that the circumstances giving rise to such previous determination no longer exist. If any Lender notifies the Administrative Agent of a determination described in the first sentence under this clause (b), the Borrower shall, subject to the Borrower’s indemnification obligations under Section 2.16, as to any Loan of such Lender to which a Term SOFR Rate Option applies, on or prior to the date specified in such notice either convert such Loan to an ABR Loan otherwise available with respect to such Loan or prepay such Loan in accordance with Section 2.11. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to an ABR Loan upon such specified date.

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SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;

(ii)           impose on any Lender or Issuing Bank or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Term SOFR Rate Loan (including any Swingline Loans bearing interest at a SOFR based rate) (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount), then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered; provided that upon the occurrence of any Change in Law imposing a reserve percentage on any interest rate based on SOFR, the Administrative Agent, in its reasonable discretion, may modify the calculation of each such SOFR-based interest rate to add (or otherwise account for) such reserve percentage.

(b)           If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

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(c)           A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Term SOFR Rate Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term SOFR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by a Loan Party under this Agreement or any other Loan Document, whether to the Administrative Agent, any Lender or Issuing Bank or any other Person to which any such obligation is owed (each of the foregoing being referred to as a “Recipient”), shall be made without withholding for any Taxes, unless such withholding is required by any Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

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(b)           Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)           Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)           Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement (including amounts paid or payable under this paragraph) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)           Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A) through (E) of paragraph (f)(ii) and paragraph (f)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section 2.17(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

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(ii)           Without limiting the generality of the foregoing, each Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A)           in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)           in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States of America, IRS Form W-8ECI;

(D)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W-8BEN or W-8BEN-E and (2) a certificate substantially in the form of Exhibit G-1, Exhibit G-2, Exhibit G-3 or Exhibit G-4 (each, a “U.S. Tax Certificate”), as applicable, to the effect that such Lender is not (w) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (x) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (y) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (z) conducting a trade or business in the United States of America with which the relevant interest payments are effectively connected;

(E)           in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

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(F)           any other form prescribed by Law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax, together with such supplementary documentation as shall be necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by Law to be withheld.

(iii)          If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)           Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or additional amounts paid under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid to such Recipient pursuant to the prior sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will any Recipient be required to pay any amount to any indemnifying party pursuant to this paragraph (g) the payment of which would place such Recipient in a less favorable position (on a net after-Tax basis) than such Recipient would have been in if the Tax subject to indemnification or additional amounts paid and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)           Issuing Bank. For purposes of Sections 2.17(e) and 2.17(f), the term “Lender” shall include each Issuing Bank.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Pittsburgh time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank or the Swingline Lender shall be so made, payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars other than, to the extent specified herein (including in Section 2.25), with respect to Letters of Credit denominated in an Optional Currency.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

(c)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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(d)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, any Issuing Bank or the Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(d), 2.05(d), 2.05(f), 2.06(b), 2.18(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

(f)           In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any Compliance Certificate delivered under Section 5.01(d), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Net Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of the Commitments and the repayment in full of the principal of all Loans and the reduction of the LC Exposure to zero, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

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(b)           If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent(s) shall not unreasonably be withheld, conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any ~~Revolving~~ Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           commitment fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(b);

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(b)           the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification (i) requiring the consent of all Lenders or all Lenders directly affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof or (ii) that by its terms affects any Defaulting Lender disproportionately adversely relative to the other affected Lenders shall require the consent of such Defaulting Lender;

(c)           if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:

(i)            all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iii)          if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(b) and 2.12(c) shall be adjusted to give effect to such reallocation; and

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(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment utilized by such LC Exposure) and participation fees payable under Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)           so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless in each case it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.20(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that (x) a Bankruptcy Event with respect to a Revolving Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) the Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Revolving Lender satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

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SECTION 2.21. Incremental Facilities. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) during the Revolving Availability Period, the establishment of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Loan Commitments, provided that (1) the aggregate amount of all the Incremental Commitments from and after the Closing Date shall not exceed an amount equal to the greater of (x) $500,000,000 and (y) an amount, which, if fully drawn on the last day of the immediately preceding fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), calculated on a pro forma basis in accordance with Section 1.04(b), would not result in the Net Senior Secured Leverage Ratio exceeding the Maximum Permitted Net Senior Secured Leverage Ratio then in effect minus 0.25 to 1.00, it being understood and agreed that in the case of clause (y) above, such calculation shall only be made at the time such Incremental Commitments are being made and not at any subsequent date and (2) each Incremental Commitment shall be in integral multiples of $5,000,000. Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (y) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank and the Swingline Lender).

(b)           The terms and conditions of any Incremental Revolving Commitment and Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Loans. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of any prior Incremental Term Commitments and Incremental Term Loans made pursuant to this Section 2.21; provided that (i) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of any Incremental Term Loans made on or before such date and (ii) no Incremental Term Maturity Date shall be earlier than the earlier of the Revolving Maturity Date and the Latest Maturity Date of any Incremental Term Loans theretofore made. Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement.

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(c)           The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) after giving effect to such Incremental Commitments and the making of Loans and other extensions of credit thereunder to be made on the date of effectiveness thereof and assuming that all Incremental Commitments are fully drawn (and without limiting the requirements in clause (1) of the proviso in Section 2.21(a) above), (A) the Net Senior Secured Leverage Ratio, calculated at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), both on an actual basis and on a pro forma basis in accordance with Section 1.04(b), shall not exceed the Maximum Permitted Net Senior Secured Leverage Ratio then in effect minus 0.25 to 1.00 and (B) the Borrower shall be in compliance with the financial covenants set forth in Sections 6.12 and 6.13 at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), calculated on both an actual basis and on a pro forma basis in accordance with Section 1.04(b), (iv) the Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Commitments and the related transactions under this Section and (v) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d)           Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of the Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the aggregate amount of the Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Commitment, and the Applicable Percentage of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.

(e)           On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders (including such Incremental Revolving Lenders) ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment.

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(f)           On the date of effectiveness of Incremental Term Commitments of any Series, subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of such Series shall make a loan to the Borrower in an amount equal to such Lender’s Incremental Term Commitment of such Series.

(g)           The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.21(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.21(e).

SECTION 2.22. Loan Modification Offers. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b)           A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Loan Modification Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Bank and the Swingline Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (ii) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit or Swingline Loans, may not be extended without the prior written consent of each Issuing Bank and the Swingline Lender, as applicable.

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SECTION 2.23. Computation Dates; Misc. (a) [Intentionally Omitted].

(b)           The Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Letters of Credit to be denominated in an Optional Currency as of the requested date of issuance, and (ii) the outstanding LC Exposure in respect of Letters of Credit denominated in an Optional Currency as of the last Business Day of each month (each such date under clauses (i) and (ii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a “Computation Date”).

(c)           If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any Governmental Authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable by the Borrower hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

(d)           The Borrower agrees, at the request of any Revolving Lender, to compensate such Revolving Lender for any loss, cost, expense or reduction in return that such Revolving Lender shall reasonably determine shall be incurred or sustained by such Revolving Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Revolving Lender setting forth such Revolving Lender’s determination of the amount or amounts necessary to compensate such Revolving Lender shall be delivered to the Borrower and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrower shall pay such Revolving Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(e)           The Borrower may deliver to the Administrative Agent a written request that any Letter of Credit hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to each of the Issuing Banks in the Relevant Interbank Market. The Administrative Agent will promptly notify the Issuing Banks of any such request promptly after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrower of the acceptance or rejection by the Administrative Agent and each of the Issuing Banks of the Borrower’s request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and each of the Issuing Banks approve of the Borrower’s request.

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SECTION 2.24. Optional Currency Not Available. No Issuing Bank shall be under any obligation to issue, amend or extend any Letters of Credit requested by the Borrower which are denominated in an Optional Currency if such Issuing Bank notifies the Administrative Agent by 5:00 p.m. (Pittsburgh time) three (3) Business Days prior to the date of issuance, amendment or extension that (i) the issuance, amendment or extension of such Letter of Credit, or the funding of any draw thereunder has been made or, in the case of a draw, would be made, impracticable or unlawful by compliance by such Issuing Bank in good-faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), (ii) after making all reasonable efforts, deposits of the relevant amount in the relevant Optional Currency are not available to such Issuing Bank with respect to such Letter of Credit in such Optional Currency in the Relevant Interbank Market or (iii) the Administrative Agent shall have determined, or any Issuing Bank shall have notified the Administrative Agent in writing that it has determined, that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls). In the event that the Administrative Agent receives a timely notice from the Issuing Bank pursuant to the preceding sentence, the Administrative Agent will notify the Borrower, prior to the issuance, amendment or extension of an Optional Currency Letter of Credit, that Letters of Credit are not then available in such Optional Currency. If the Borrower receives a notice described in the preceding sentence, the Borrower may, by notice from the Borrower to the Administrative Agent prior to the issuance, amendment or extension date of such Letter of Credit, (a) withdraw such request for such issuance, amendment or extension of such Letter of Credit in such Optional Currency, in which event the Administrative Agent will promptly notify the applicable Issuing Bank of the same and such Issuing Bank shall not issue, amend or extend such Letter of Credit or (b) request that the Letter of Credit be made in Dollars or in a different Optional Currency in an amount equal to the Dollar Equivalent or other Optional Currency Equivalent Amount of such Letter of Credit and shall promptly deliver a notice to such Issuing Bank, stating that (I) such Letters of Credit shall be issued in the applicable currency and (II) the stated face amount of such Letters of Credit. If the Borrower does not withdraw such request for the issuance, amendment or extension of such Letter of Credit before such time as provided in clause (a) or request before such time that the requested Letter of Credit be made in Dollars or a different Optional Currency as provided in clause (b), then (i) the Borrower shall be deemed to have withdrawn such request for the issuance, amendment or extension of such Letter of Credit, and (ii) the Administrative Agent shall promptly deliver a notice to the applicable Issuing Bank thereof and such Issuing Bank shall not be obligated to issue, amend or extend such Letter of Credit.

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SECTION 2.25. Currency Repayments. The Borrower agrees to hold each Issuing Bank and each Revolving Lender harmless from and against any loss incurred by any of them arising from the cost to such indemnified party of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which any Letter of Credit was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing, and (ii) each Revolving Lender agrees to hold each Issuing Bank harmless from and against any loss incurred by such Issuing Bank arising from the cost to such Issuing Bank of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Optional Currency Letter of Credit was originally made, and from any change in the value of Dollars or such other currency in relation to the Optional Currency that was due and owing. Without prejudice to the survival of any other agreement of the Borrower or Revolving Lenders hereunder, the Borrower’s and Revolving Lenders’ respective obligations under this Section 2.25 shall survive termination of this Agreement.

SECTION 2.26. [Intentionally Omitted].

SECTION 2.27. Additional Mandatory Prepayments and Commitment Reductions. If on any Computation Date (a) the Aggregate Revolving Exposure is greater than the Aggregate Revolving Commitment, (b) [intentionally omitted] or (c) the LC Exposure shall exceed the Letter of Credit Sublimit, as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrower of the same. The Borrower shall pay or prepay the Revolving Loans and/or Swingline Loans (subject to the Borrower’s indemnity obligations under Sections 2.16, 2.23 and 2.25) within one (1) Business Day after the Borrower receives such notice such that after giving effect to such payments or prepayments the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment. With respect to the circumstance identified in clause (c) of the first sentence of this paragraph, the Borrower shall cash collateralize the LC Exposure to the extent of the amount by which the LC Exposure exceeds the Letter of Credit Sublimit in accordance with Section 2.05(i). All prepayments required pursuant to this Section 2.27 shall first be applied among the Interest Rate Options to the principal amount of the Revolving Loans subject to the Base Rate Option, then to Revolving Loans subject to a Term SOFR Rate Option and then to Swingline Loans. In accordance with Section 2.16, the Borrower shall indemnify the Lenders for any loss or expense incurred with respect to any such prepayments applied against Loans subject to a Term SOFR Rate Option on any day other than the last day of the applicable Interest Period.

SECTION 2.28. [Intentionally Omitted]

SECTION 2.29. Judgment Currency.

(a)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

(b)           The obligation of the Borrower in respect of any sum due from the Borrower to any Lender (including, for the avoidance of doubt, the Swingline Lender) hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss to the extent of such deficit.

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SECTION 2.30. Conforming Changes Relating to the Term SOFR Rate and Daily SOFR. With respect to the Term SOFR Rate and Daily SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

SECTION 2.31. Benchmark Replacement Setting.

(i)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with a Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.31 titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (i) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(ii)           Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

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(iii)          Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.

(iv)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)           Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for a Loan bearing interest based on or with reference to such Benchmark or conversion to or continuation of Loans bearing interest based on or with reference to such Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an ABR Loan or conversion to an ABR Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

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(vi)          Definitions. As used in this Section:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section.

“Benchmark” means, initially, SOFR and the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(i)            the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment; or

(ii)           the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

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“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(i)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(ii)           in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(i)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(ii)           a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

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(iii)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.31 titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.31 titled “Benchmark Replacement Setting.”

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or Daily Simple SOFR, as applicable, or, if no floor is specified, zero.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Article III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. The Borrower and each Subsidiary (a) is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, (b) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, has all power and authority and all Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and, (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

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SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party. Each of this Agreement, the Collateral Agreement and any IP Security Agreement has been duly executed and delivered by the Borrower and each other Loan Party that is party thereto and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; Absence of Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable Law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any Material Contract of the Borrower or any Subsidiary, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary. There is no default under any Material Agreement, which could in any such case reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of operations, stockholders’ equity, comprehensive income and cash flows (i) as of and for the fiscal year ended December 31, 2023, audited by and accompanied by the opinion of KPMG LLP, independent registered public accounting firm, (ii) as of and for each of the fiscal quarters and the portion of the fiscal year ended March 31 and June 30, 2024, in the case of clause (ii) above, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes in the case of the statements referred to in clause (ii) above.

(b)           [Intentionally Omitted].

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(c)           [Intentionally Omitted].

(d)           Since December 31, 2023, there has been no event or condition that has resulted, or could reasonably be expected to result, in a material adverse change in the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole.

SECTION 3.05. Properties. The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

SECTION 3.06. Intellectual Property. (a) The Borrower and each Subsidiary owns, or is licensed to use, all patents, trademarks, copyrights, licenses, technology, software, domain names and other intellectual property that is necessary for the conduct of their business as currently conducted, and proposed to be conducted, and without conflict with the rights of any other Person, except to the extent any such conflict, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No patents, trademarks, copyrights, licenses, technology, software, domain names or other intellectual property used by the Borrower or any Subsidiary in the operation of its business infringes upon the rights of any other Person, except for such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding patents, trademarks, copyrights, licenses, technology, software, domain names or other intellectual property owned or used by the Borrower or any Subsidiary is pending or, to the knowledge of the Borrower and the Subsidiaries, threatened against the Borrower or any Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, each patent, trademark, copyright or other intellectual property that, individually or in the aggregate, is material and reasonably necessary to the business of the Borrower and the Subsidiaries (or to the business of the Borrower and the Domestic Subsidiaries) is owned by the Borrower or a Domestic Subsidiary.

SECTION 3.07. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or any Subsidiary, threatened in writing against or affecting the Borrower or any Subsidiary that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions.

(b)           Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

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SECTION 3.08. Compliance with Laws and Agreements; No Default. The Borrower and each Subsidiary is in compliance with all Laws, including all orders of Governmental Authorities, applicable to it or its property and indentures, loan or credit agreements, mortgages, deeds of trust, contracts, undertakings or other agreements or instruments to which the Borrower or such Subsidiary is a party or by which it or any of its properties is bound, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.09. Investment Company Status. Neither the Borrower nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.10. Taxes. The Borrower and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. ERISA. No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.12. Subsidiaries and Joint Ventures; Equity Interests in the Borrower. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Schedule 3.12 sets forth, as of the Closing Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Borrower or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which the Borrower or any Subsidiary owns any Equity Interests.

SECTION 3.13. Insurance. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers which are not Affiliates of any Loan Party (or such coverage is from self-insurance to the extent customary and also compatible with the following standards) in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries in the locations where the applicable Loan Party conducts business.

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SECTION 3.14. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds of such Loans, and after giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability on their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrower and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.15. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

SECTION 3.16. Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) in the case of Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) delivered to the Administrative Agent on or prior to the Closing Date, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement constitutes a first-priority perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, (ii) when financing statements in appropriate form are filed with the applicable filing office, the security interest created under the Collateral Agreement constitutes a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the Liens of any other Person, except for Liens permitted under Section 6.02, (iii) when any other Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent after the Closing Date, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a first-priority perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, and (iv) when financing statements in appropriate form are filed in the applicable filing offices with respect to any Loan Party joined as a Loan Party after the Closing Date, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of such Loan Party in the Collateral (as defined therein) of such Loan Party to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior to the Liens of any other Person, except for Liens permitted under Section 6.02.

(b)           [Intentionally Omitted].

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(c)           Upon the recordation of any IP Security Agreements executed on or after the Closing Date with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) covered by such IP Security Agreements in which a security interest may be perfected by filing in the United States of America, in each case prior and superior to the Liens of any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Closing Date).

(d)           Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable Law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the Liens of any other Person, except for Liens permitted under Section 6.02.

SECTION 3.17. Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans or any issuance of Letters of Credit will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets of the Borrower or the Borrower and its consolidated Subsidiaries subject to any provision of this Agreement or any other Loan Document that restricts the ability of such Person to sell, create any Lien on or otherwise dispose of its assets will at any time be represented by margin stock.

SECTION 3.18. [Intentionally Omitted].

SECTION 3.19. Sanctions and International Trade Laws. Each Covered Entity, and its directors and officers, and to the knowledge of any Financial Officer or other executive officer of any Loan Party any employee, agent or affiliate, in each case to the extent acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person in violation of any applicable International Trade Laws; and (c) is not in violation of applicable International Trade Laws. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. Each Loan Party represents and warrants that there is no Blocked Property pledged as Collateral.

SECTION 3.20. Anti-Corruption Laws. Each Covered Entity, and its directors and officers, and to the knowledge of any Financial Officer or other executive officer of any Loan Party any employee, agent or affiliate acting on behalf of such Covered Entity, is not in violation of Anti-Corruption Laws in any material respect. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.

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SECTION 3.21. Affected Financial Institution. No Loan Party is an Affected Financial Institution.

SECTION 3.22. Certificate of Beneficial Ownership. Any Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and the Lenders for the Borrower, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of such date and as of the date any such update is delivered. Each Loan Party acknowledges and agrees that any Certificate of Beneficial Ownership is one of the Loan Documents.

Article IV

Conditions

SECTION 4.01. Conditions to Effectiveness. The Existing Credit Agreement shall not be deemed amended and restated by this Agreement and no Lender (including the Swingline Lender) shall have any obligation to make any Loan under this Agreement and no Issuing Bank shall have any obligation to issue any Letter of Credit under this Agreement, unless and until each of the following conditions precedent shall have been satisfied (or waived in accordance with Section 9.02):

(a)           The Administrative Agent shall have received from each party hereto or thereto either (i) a counterpart of this Agreement, any Notes to be executed on the Closing Date, the Collateral Agreement, the other Security Documents and any other Loan Documents to be executed and delivered on the Closing Date, each signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Agreement and such other documents.

(b)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrower and each Subsidiary Loan Party, the authorization of the Transactions by the Borrower and each Subsidiary Loan Party, the incumbency of each person signing any Loan Document on behalf of the Borrower or any Subsidiary Loan Party and any other legal matters relating to the Borrower and the Subsidiary Loan Parties, the Credit Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(c)           The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of the Borrower, confirming that, after giving effect to the provisions hereof (i) the representations and warranties of the Borrower set forth in this Agreement are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Closing Date and (ii) no Default has occurred and is continuing on the Closing Date.

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(d)           The Administrative Agent shall have received a Compliance Certificate signed by a Financial Officer of the Borrower setting forth pro forma compliance with the financial covenants set forth in Sections 6.12 and 6.13.

(e)           The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Engagement Letter, the Fee Letter or the Loan Documents.

(f)           The Lenders shall have received the financial statements, opinions and certificates referred to in Section 3.04.

(g)           The Administrative Agent shall have received the annual financial projections for the Borrower and its consolidated Subsidiaries for the years 2024 through 2029, including a balance sheet statement of operations and cash flow (including the assumptions used in preparing such projections), in form and substance reasonably acceptable to the Administrative Agent.

(h)           The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(i)           The Collateral and Guarantee Requirement shall have been satisfied. The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by an executive officer or a Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Closing Date will be, released.

(j)           The Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.08.

(k)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Closing Date) of each of (i) Faegre Drinker Biddle & Reath LLP, counsel for the Borrower, and (ii) if requested by the Administrative Agent, local counsel for the Borrower in each jurisdiction in which any Subsidiary Loan Party is organized, and the laws of which are not covered by the opinion letter referred to in clause (i) above, in each case in form and substance reasonably satisfactory to the Administrative Agent.

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(l)           The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of the Borrower, confirming compliance with the conditions set forth in the first sentence of paragraph (i) of this Section and in paragraphs (a) and (b) of Section 4.02.

(m)           All “Loans” (as defined in the Existing Credit Agreement) of each Departing Lender outstanding under the Existing Credit Agreement as of the Closing Date, including any accrued interest and fees thereon, and all other amounts owed to any Departing Lender under the Existing Credit Agreement shall have been paid in full, it being understood that such payments may be made from proceeds of Loans hereunder on the Closing Date.

(n)           The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the chief financial officer of the Borrower, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions occurring on the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.

(o)           The Administrative Agent shall have received a certificate dated the Closing Date and signed by the chief executive officer or the chief financial officer of the Borrower cerifying that the representations and warranties of the Borrower set forth under Section 3.03 are true and correct.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)           The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct (x) in the case of representation and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, on and as of such prior date.

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

On the date of any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, the Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of a Letter of Credit, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01, 2.04(a) or 2.05(b).

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Article V

Affirmative Covenants

The Borrower covenants and agrees with the Lenders, the Issuing Banks and the Administrative Agent that until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, for distribution to the Lenders:

(a)           no later than March 31 of each fiscal year of the Borrower (or, if the Borrower is subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Borrower for the immediately preceding fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form but not any other extension that is granted), its audited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity, comprehensive income and cash flows as of the end of and for the immediately preceding fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of KPMG LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP and accompanied by a narrative report describing the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries in a form reasonably satisfactory to the Administrative Agent;

(b)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if the Borrower is subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form but not any other extension that is granted), its consolidated balance sheet and related consolidated statements of operations, stockholders’ equity, comprehensive income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes, and accompanied by a narrative report describing the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries in a form reasonably satisfactory to the Administrative Agent;

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(c)           [Intentionally Omitted];

(d)           concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12 and 6.13, (iii) [reserved], (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) and, if any such change has occurred, specifying the effect of such change on the financial statements (including those for the prior periods) accompanying such certificate, and (v) certifying that all notices required to be provided under Sections 5.02, 5.03 and 5.04 have been provided;

(e)           [intentionally omitted];

(f)           no later than March 31 of each fiscal year of the Borrower, a certificate of a Financial Officer or other executive officer of the Borrower setting forth (i) all Equity Interests owned by any Loan Party, (ii) all Intellectual Property owned by any Loan Party and (iii) all commercial tort claims in respect of which a complaint or a counterclaim has been filed by any Loan Party and that, in each case, (A) if so owned or filed by a Loan Party as of the Closing Date would have been required to be set forth on the applicable schedule to the Collateral Agreement pursuant to the terms of such agreement and (B) have not been set forth on such schedule or on a certificate previously delivered pursuant to this clause (f);

(g)           within 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the next two succeeding fiscal years (including a projected consolidated balance sheet and related projected statements of operations and cash flows as of the end of and for each such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly after the same become available, any significant revisions to such budget;

(h)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(i)            promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

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(j)            promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(k)           promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request, including consolidating financial information.

Information required to be delivered pursuant to this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on Syndtrak or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Borrower shall deliver, promptly after such restated financial statements become available, revised Compliance Certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of the Borrower.

Notwithstanding anything to the contrary contained herein, if the due date by which any report, document or other information required to be furnished by the Borrower to the Administrative Agent pursuant to this Section 5.01 falls on a date that is not a Business Day, such due date will be the immediately following Business Day.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent, for distribution to the Lenders, prompt written notice of the following:

(a)           the occurrence of, or receipt by the Borrower of any written notice claiming the occurrence of, any Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent and Lenders, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries that would result in a Material Adverse Effect;

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(d)           the occurrence of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking or expropriation of any material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding; and

(e)           any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Additional Subsidiaries.

(a)           Subject to clause (b) below, if any Subsidiary is formed or acquired after the Closing Date, the Borrower will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Material Domestic Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Subsidiary owned by any Loan Party.

(b)           Any Domestic Subsidiary shall not be required to become a Subsidiary Loan Party if, and for so long as, it is an Immaterial Domestic Subsidiary, as determined, (i) with respect to any Domestic Subsidiary that is formed or acquired after the Closing Date, as of the date of such Domestic Subsidiary’s formation or acquisition, as applicable, and (ii) with respect to any Domestic Subsidiary (whether formed or acquired before or after the Closing Date), as of the end of each fiscal quarter. If at any time of such determination any Material Domestic Subsidiary is not a Subsidiary Loan Party (including, for the avoidance of doubt, any Subsidiary that was an Immaterial Domestic Subsidiary on the Closing Date or at the time of its formation or acquisition and has subsequently become a Material Domestic Subsidiary), the Borrower shall, as promptly as practicable and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary.

(c)           The Borrower may from to time notify the Administrative Agent in writing that the Borrower has elected, in its sole discretion, to cause any Immaterial Domestic Subsidiary to become a Guarantor, in which event the Borrower shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Immaterial Domestic Subsidiary as if such Subsidiary were a Material Domestic Subsidiary.

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SECTION 5.04. Information Regarding Collateral; Deposit and Securities Accounts.(a) The Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the Laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. The Borrower agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. The Borrower agrees not to effect or permit any change referred to in the first sentence of this paragraph unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b)           The Borrower will furnish to the Administrative Agent prompt written notice of the acquisition by any Loan Party of any material assets after the Closing Date, other than any Excluded Assets or any assets constituting Collateral under the Security Documents in which the Administrative Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Security Document) upon the acquisition thereof.

(c)           The Borrower will promptly notify the Administrative Agent of the existence of any deposit account or securities account maintained by a Loan Party in respect of which a Control Agreement is required to be in effect pursuant to clause (f) of the definition of the term “Collateral and Guarantee Requirement” but is not yet in effect.

SECTION 5.05. Existence; Conduct of Business. (a) The Borrower and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business except, other than in the case of the legal existence of the Borrower, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05.

(b)           The Borrower and each Subsidiary will take all actions reasonably necessary to protect all patents, trademarks, copyrights, licenses, technology, software, domain names and other intellectual property necessary to the conduct of their business as currently conducted, and proposed to be conducted, including (i) protecting the secrecy and confidentiality of the Borrower’s and the Subsidiaries’ confidential information and trade secrets by having and enforcing a policy requiring all employees, consultants, licensees, vendors and contractors to execute confidentiality and invention assignment agreements, (ii) taking all actions reasonably necessary to ensure that no trade secrets of the Borrower or the Subsidiaries shall fall or have fallen into the public domain and (iii) protecting the secrecy and confidentiality of the source code of all computer software programs and applications owned or licensed by the Borrower or the Subsidiaries by having and enforcing a policy requiring any licensees of such source code (including any licensees under any source code escrow agreement) to enter into license agreements with appropriate use and nondisclosure restrictions, except in each case of the foregoing where the failure to take any such action, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 5.06. Payment of Obligations. The Borrower and each Subsidiary will pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07. Maintenance of Properties. The Borrower and each Subsidiary will keep and maintain all property useful or necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Insurance. The Borrower and each Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of liability, casualty or business interruption insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy, name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty or business interruption insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder and (c) provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.

SECTION 5.09. Books and Records; Inspection and Audit Rights. The Borrower and each Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP and applicable Law are made of all dealings and transactions in relation to its business and activities. The Borrower and each Subsidiary will permit the Administrative Agent or any Lender, and any agent designated by any of the foregoing, upon reasonable prior notice, (a) to visit and inspect its properties, (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that unless an Event of Default shall have occurred and be continuing, (i) no more than two such visits and inspections may be made during any calendar year and (ii) each such visit and inspection shall be made upon at least three Business Days’ prior notice to the Borrower or such Subsidiary. For the avoidance of doubt, neither the Borrower nor any Subsidiary will be required to provide any information to the extent that the provision thereof would violate any Law or any binding agreement or that is subject to attorney client or similar privilege or constitutes attorney work product; provided that the Borrower or such Subsidiary shall use commercially reasonable efforts to obtain, or cause to be obtained waivers from the applicable binding agreement or privilege, as the case may be.

SECTION 5.10. Compliance with Laws. The Borrower and each Subsidiary will comply with (i) all Laws, including all orders of any Governmental Authority, applicable to it or its property (including any applicable Environmental Laws) and (ii) all indentures, agreements and other instruments binding upon it or its property, except in each case of the foregoing where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 5.11. Use of Proceeds and Letters of Credit. (a) The proceeds of the Revolving Loans will be used solely for (i) the payment of the costs and expenses associated with the Transactions (ii) the payment on the Closing Date of the “Term Loans” (as defined in the Existing Credit Agreement), the other obligations owed to the Lenders under the Existing Credit Agreement and any other loans or obligations owed under the Existing Credit Agreement that are being paid on the Closing Date, and (iii) working capital, capital expenditures, Restricted Payments, Permitted Acquisitions and other general corporate purposes of the Borrower and the Subsidiaries.

(b)           The proceeds of the First Incremental Term Loans will be used for working capital, capital expenditures, Restricted Payments, Permitted Acquisitions and other general corporate purposes of the Borrower and the Subsidiaries.

(~~b~~c)         The proceeds of any Incremental Term Loans of any Series other than the First Incremental Term Loans will be used solely for the purpose specified in the applicable Incremental Facility Agreement.

(~~c~~d)         The proceeds of Swingline Loans will be used solely for working capital and other general corporate purposes of the Borrower and the Subsidiaries. Letters of Credit will be issued only to support obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business or otherwise in connection with a transaction or matter permitted hereunder.

SECTION 5.12. Further Assurances. The Borrower and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties. The Borrower will provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.13. Certificate of Beneficial Ownership and Other Additional Information. The Loan Parties shall provide to the Administrative Agent and the Lenders: (a) at the request of the Administrative Agent and to the extent required by applicable Law, confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders; (b) to the extent that a Certificate of Beneficial Ownership is required under applicable Law with respect to the Borrower, a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (c) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

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SECTION 5.14. Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws. The Borrower covenants and agrees that it shall: (a) promptly notify the Administrative Agent for distribution to the Lenders in writing upon the occurrence of a Reportable Compliance Event; (b) (i) conduct and cause it Subsidiaries to conduct its or their business(es) in compliance with applicable Anti-Corruption Laws in all material respects, (ii) conduct its or their business(es) in compliance with applicable Anti-Money Laundering Laws and International Trade Laws; and (c) maintain in effect (and cause its Subsidiaries to maintain in effect) policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee, agent or affiliate acting on behalf of such Covered Entity in connection with this Agreement.

Article VI

Negative Covenants

The Borrower covenants and agrees with the Lenders that during the period commencing on the Closing Date and until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a)  Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:

(i)            Indebtedness created under the Loan Documents;

(ii)           Indebtedness existing on the Closing Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect thereof;

(iii)          Indebtedness of the Borrower or any Subsidiary to the Borrower or any Subsidiary; provided, (A) such Indebtedness shall not have been transferred to any Person other than the Borrower or any Subsidiary, (B) any such Indebtedness owing by any Loan Party to a non-Loan Party shall be subordinated to the Loan Document Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent, (C) if any such Indebtedness owing by a non-Loan Party to any Loan Party in an aggregate amount exceeding $2,500,000 is evidenced by a promissory note, such promissory note (together with undated instruments of transfer with respect thereto endorsed in blank) shall have been delivered to the Administrative Agent and (D) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;

(iv)          Guarantees incurred in compliance with Section 6.04;

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(v)           Indebtedness of the Borrower or any Subsidiary (A) incurred to finance the acquisition, construction and improvement of any fixed or capital assets, including Capital Lease Obligations; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $50,000,000 at any time outstanding;

(vi)          Indebtedness of the Borrower or any Subsidiary (A) incurred to finance the acquisition, construction and improvement of any real property, provided that such Indebtedness is incurred prior to or within 90 days after such acquisition and the principal amount of such Indebtedness does not exceed the cost of acquiring such real property or (B) assumed in connection with the acquisition of any real property, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $50,000,000 at any time outstanding;

(vii)         Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder), or Indebtedness of any Person that is assumed by the Borrower or any Subsidiary in connection with an acquisition of assets by the Borrower or such Subsidiary in a Permitted Acquisition, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (B) neither the Borrower nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (vii) that is secured or is owing by any Subsidiary that is not a Loan Party shall not exceed $50,000,000 at any time outstanding;

(viii)        Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof (or such later date as the Administrative Agent shall agree in its discretion);

(ix)           obligations under bonds securing the performance of bids, tenders, contracts or leases incurred in the ordinary course of business;

(x)           endorsement of instruments and other payment items for deposit;

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(xi)           other Indebtedness in an aggregate principal amount not exceeding $175,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness permitted by this clause (xi) that (A) is secured, (B) is owing by any Subsidiary that is not a Loan Party or (C) in the case of any such Indebtedness of the type referred to in clause (a) or (b) of the definition of the term “Indebtedness”, (1) has the stated final maturity that is, or upon nonsatisfaction of certain conditions could be, earlier than the date 91 days after the Latest Maturity Date of any Facility in effect on the date of incurrence of such Indebtedness or (2) to the extent that any Incremental Term Loans (including, without limitation, the First Incremental Term Loans) are then outstanding, has a weighted average life to maturity that is shorter than the weighted average life to maturity of each Class of the Term Loans remaining as of the date of such incurrence, shall not exceed $50,000,000 at any time outstanding;

(xii)         Convertible Debt existing on the Closing Date and Refinancing Indebtedness in respect thereof;

(xiii)        other unsecured Indebtedness (including Convertible Debt); provided that, at the time of incurrence of such unsecured Indebtedness (A) no Default shall have occurred and be continuing or would result therefrom, (B) such unsecured Indebtedness has a stated final maturity that is, or upon nonsatisfaction of certain conditions would be, no earlier than the date 91 days after the Latest Maturity Date of any Facility in effect on the date of such Indebtedness, (C) the representations, covenants and events of default, taken as a whole, in respect of such Indebtedness are no more restrictive on the applicable Loan Party than the representations, covenants and Events of Default hereof, taken as a whole, (D) the Borrower shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b), both on an actual basis and on a pro forma basis in accordance with Section 1.04(b), and (E) (I) after giving effect to the incurrence thereof, the Net Leverage Ratio shall be less than 4.00 to 1.00 (or 4.50 to 1.00, if the Borrower has delivered a Step-Up Election Notice in accordance with Section 6.12 for an Eligible Step-Up Acquisition, and as a result, the Maximum Permitted Net Senior Secured Leverage Ratio then in effect is 3.50 to 1.00) at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b), calculated on a pro forma basis in accordance with Section 1.04(b), and (II) with respect to such Indebtedness in an aggregate amount in excess of $10,000,000, the Borrower shall deliver a certificate in a form reasonably acceptable to the Administrative Agent (including reasonably detailed supporting calculations related to the matters set forth in such certificate) signed by a Financial Officer of the Borrower evidencing such pro forma compliance with this clause (E) and setting forth as of the date of incurrence of such Indebtedness a detailed calculation of the Net Leverage Ratio on a pro forma basis in accordance with Section 1.04(b) after giving effect to the incurrence of such Indebtedness and, if applicable, any Material Acquisition (an “Unsecured Debt Incurrence Compliance Certificate”); provided, further, that notwithstanding anything to the contrary herein, upon the incurrence of such Indebtedness under this clause (xiii), the Applicable Rate shall be recalculated on a pro forma basis based on such Unsecured Debt Incurrence Compliance Certificate but only to the extent that such recalculation would result in the Borrower being in a higher Category in the definition of Applicable Rate based on such Net Leverage Ratio, in which event such higher pricing shall take effect on the date of the incurrence of such Indebtedness;

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(xiv)        Indebtedness of Foreign Subsidiaries, as to which neither the Borrower or any Domestic Subsidiary provides any guaranty or pledges or provides any security or collateral, in an aggregate principal amount not exceeding $30,000,000 at any time outstanding;

(xv)         obligations (contingent or otherwise) under any Hedging Agreement permitted under Section 6.07; and

(xvi)        Indebtedness pursuant to the Permitted Reorganization.

(b)           Neither the Borrower nor any Subsidiary will issue or permit to exist any Disqualified Equity Interests.

SECTION 6.02. Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Liens created under the Loan Documents;

(b)           Permitted Encumbrances;

(c)           any Lien on any asset of the Borrower or any Subsidiary existing on the date hereof and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;

(d)           any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures only Indebtedness permitted by clause (vii) of Section 6.01(a) and obligations relating thereto not constituting Indebtedness, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (iv) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;

(e)           Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by clause (v) of Section 6.01(a) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Borrower or any Subsidiary; provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

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(f)           Liens on real property acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by clause (vi) of Section 6.01(a) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other property of the Borrower or any Subsidiary;

(g)           in connection with the sale or transfer of all the Equity Interests in a Subsidiary in a transaction or any Minority Investments permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(h)           with respect to any Minority Investments or any Equity Interests of any Subsidiary that is not a wholly-owned Subsidiary, any put and call arrangement, rights of first refusal, voting, redemption, transfer or other restrictions related to such Minority Investments or Equity Interests set forth in organizational documents or any related joint venture or similar agreement;

(i)           in the case of any Subsidiary that is not a wholly owned Subsidiary, any put and call arrangements related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(j)           any Lien on assets of any Foreign Subsidiary; provided that (i) such Lien shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of the Borrower or any Domestic Subsidiary and (ii) such Lien shall secure only Indebtedness or other obligations of such Foreign Subsidiary permitted hereunder;

(k)           Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder;

(l)           Liens on cash and Permitted Investments arising in connection with the defeasance, discharge, redemption or termination (including by way of cash collateralization) of Indebtedness to the extent such defeasance, discharge, redemption or termination is not prohibited by this Agreement;

(m)           Liens securing Indebtedness to finance insurance premiums owing in the ordinary course of business to the extent such financing is not prohibited hereunder; provided, that, such Liens shall be permitted only on unearned premiums and dividends which may become payable under the relevant insurance policies and loss payments which reduce the unearned premiums under such insurance policies;

(n)           Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Borrower or any of its Subsidiaries in the ordinary course of business;

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(o)           Liens on the Minority Investments in JV Entities securing financing arrangements for the benefit of the applicable JV Entity that are not otherwise prohibited under this Agreement; and

(p)           other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $75,000,000 at any time outstanding.

SECTION 6.03. Fundamental Changes; Business Activities. (a) Neither the Borrower nor any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower) may merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Subsidiary Loan Party, a Subsidiary Loan Party is the surviving entity), (iii) any Subsidiary may merge into or consolidate with any Person in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04 and (v) the Permitted Reorganization shall be permitted.

(b)           Neither the Borrower nor any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Closing Date and businesses reasonably related thereto. Notwithstanding the foregoing, (x) to the extent that the Borrower or any its Subsidiaries needs to acquire assets or business lines that are not businesses of the type conducted by the Borrower and the Subsidiaries on the Closing Date and businesses reasonably related thereto in order to consummate a Permitted Acquisition, it may so acquire them so long as (i) it shall use commercially reasonable efforts to dispose of them as soon as practicable and (ii) the aggregate consideration paid for such assets or business lines that are not businesses of the type conducted by the Borrower and the Subsidiaries on the Closing Date (or businesses reasonably related thereto) shall constitute less than fifty percent (50%) of the aggregate consideration paid by the Borrower and the Subsidiaries in such Permitted Acquisition, and (y) this clause (b) shall not restrict Borrower’s entry into and performance of any Capped Call Transaction.

(c)           [Reserved].

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(d)           The Borrower will not permit any Subsidiary other than any Subsidiary Loan Party or any Material Foreign IP Subsidiary to own any patent, trademark, copyright or other intellectual property that, individually or in the aggregate, is material to the business of the Borrower and the Subsidiaries, provided that, in the case of any such patent, trademark, copyright or other intellectual property that is acquired in a Permitted Acquisition after the Closing Date, the Borrower will not be required to comply with the requirements of this paragraph (i) until the 30th day following the date of the acquisition thereof or (ii) if and for so long as compliance with the requirements of this paragraph shall result, in the reasonable determination of a Financial Officer of the Borrower, in adverse tax consequences to the Borrower and the Subsidiaries that are material in relation to the aggregate consideration (including, in each case, Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout and similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) paid for such Permitted Acquisition (it being understood that nothing in this paragraph shall be deemed to limit the covenants of the Borrower under the final paragraph of Section 6.05).

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither the Borrower nor any Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, or assets acquired (other than in the ordinary course of business) that, following the acquisition thereof, would constitute a substantial portion of the assets of the Borrower and the Subsidiaries, taken as a whole, except:

(a)           Permitted Investments;

(b)           Investments (i) existing on the date hereof (but not any additions thereto (including any capital contributions) made after the date hereof) or (ii) contemplated to be made pursuant to contractual obligations existing on the date hereof and, in the case of clauses (i) and (ii) above, set forth on Schedule 6.04;

(c)           investments by the Borrower and the Subsidiaries in Equity Interests in their wholly-owned subsidiaries; provided that (i) such subsidiaries are Subsidiaries prior to such investments, (ii) any such Equity Interests held by a Loan Party shall be pledged in accordance with the requirements of the definition of the term “Collateral and Guarantee Requirement” and (iii) the aggregate amount of Investments in the form of such investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties (excluding all such investments, loans, advances and Guarantees existing on the date hereof and permitted by clause (b) above) shall not exceed $40,000,000 at any time outstanding;

(d)           loans or advances made by the Borrower or any Subsidiary to the Borrower or any wholly-owned Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by clause (iii) of Section 6.01(a) and (ii) the amount of such loans and advances made by the Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;

(e)           Guarantees by the Borrower or any Subsidiary of Indebtedness or other obligations of the Borrower or any wholly-owned Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) a Subsidiary that has not Guaranteed the Secured Obligations pursuant to the Collateral Agreement shall not Guarantee any Indebtedness or other obligations of any Loan Party and (ii) the aggregate amount of Indebtedness and other obligations of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;

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(f)           to the extent constituting Investments, customer indemnification and warranty obligations arising under software license agreements, in each case in the ordinary course of business and consistent with past practices;

(g)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h)           Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(i)            Investments by the Borrower or any Subsidiary that result solely from the receipt by the Borrower or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(j)            Investments in the form of Hedging Agreements permitted under Section 6.07;

(k)           (i) payroll, travel and similar advances to directors and employees of the Borrower or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Subsidiary for accounting purposes and that are made in the ordinary course of business and (ii) with respect to any funds representing deferred compensation of any director or employee of the Borrower or any Subsidiary, any portfolio of investments approved by the board of directors of the Borrower configured to provide investment performance that simulates that which is invested by participants in the Borrower’s Nonqualified Deferred Compensation Plan, provided that such portfolio of investments shall not exceed the obligations of such plan;

(l)           loans or advances to directors and employees of the Borrower or any Subsidiary made in the ordinary course of business; provided that (i) the aggregate amount of Investments in the form of such loans and advances outstanding at any time shall not exceed $2,000,000 and (ii) the proceeds of any such loans or advances shall not be used to purchase Equity Interests in the Borrower;

(m)           any Permitted Acquisitions for aggregate consideration not exceeding $75,000,000 (including, in each case, Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including, obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration) in the aggregate in any fiscal year of the Borrower;

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(n)           any Permitted Acquisition; provided that at the time of, and immediately after giving effect to, such Permitted Acquisition, the Net Senior Secured Leverage Ratio, calculated at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) and (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), both on an actual basis and on a pro forma basis in accordance with Section 1.04(b), shall not exceed the Maximum Permitted Net Senior Secured Leverage Ratio then in effect minus 0.25 to 1.00; provided, further, that, with respect to each such Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all the requirements set forth in the definition of the term “Permitted Acquisition” and in this clause (n) have been satisfied with respect to such Permitted Acquisition, together with reasonably detailed calculations in support thereof; provided, further, that if such Permitted Acquisition is a Material Acquisition, the Borrower shall also deliver to the Administrative Agent on or before the date of consummation of such Material Acquisition, a Compliance Certificate, on a pro forma basis in accordance with Section 1.04(b) after giving effect to such Material Acquisition and any Indebtedness incurred in connection therewith and, notwithstanding anything to the contrary herein, upon the consummation of such Material Acquisition, the Applicable Rate shall be recalculated based on such Compliance Certificate but only to the extent that such recalculation would result in the Borrower being in a higher Category in the definition of Applicable Rate based on such Compliance Certificate, in which event such higher pricing shall take effect on the date of the consummation of such Material Acquisition.

(o)           Investments that constitute Minority Investments, provided that (i) the aggregate amount of all Minority Investments made from and after the Closing Date in reliance on this clause (o) shall not exceed $100,000,000 at any time outstanding (which basket, for the avoidance of doubt, shall be replenished to extent of the return of invested capital from dispositions permitted under Section 6.05(h) but not by any such return to the extent in excess of the amount of such Investment previously included under this clause (o)) and (ii) at the time of, and immediately after giving effect to, any such Investment (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) without limiting clause (x) immediately above, the Borrower is in compliance (calculated at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) and (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)) both on an actual basis and on a pro forma basis in accordance with Section 1.04(b)) with the financial covenants contained in Sections 6.12 and 6.13;

(p)           loans or advances made by the Borrower or any Subsidiary to its directors and senior executive officers for the sole purpose of purchasing Equity Interests in the Borrower; provided that (i) at the time of, and immediately after giving effect to, any such loans or advances (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) without limiting clause (x) immediately above, the Borrower is in compliance (calculated at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) and (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), both on an actual basis and on a pro forma basis in accordance with Section 1.04(b)) with the financial covenants contained in Sections 6.12 and 6.13 and (ii) the aggregate amount of all Investments made in reliance on this clause (p) shall not exceed $25,000,000 at any time outstanding;

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(q)           other Investments (including Minority Investments but excluding loans or advances by the Borrower or any Subsidiary to its directors and senior executive officers for the purpose of purchasing Equity Interests in the Borrower, which may only be made after the Closing Date to the extent permitted under clause (p) above); provided that, at the time each such Investment is purchased, made or otherwise acquired, (A) no Default shall have occurred and be continuing or would result therefrom, (B) the Borrower shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), both on an actual basis and on a pro forma basis in accordance with Section 1.04(b) and (C) the aggregate amount of all Investments made in reliance on this clause (q) from and after the Closing Date shall not exceed $50,000,000 at any time outstanding (which basket, for the avoidance of doubt, shall be replenished to extent of the return of principal or invested capital from dispositions permitted under Section 6.05(h) but not by any such return to the extent in excess of the amount of such Investment previously included under this clause (o)); and

(r)           Investments made in connection with the Permitted Reorganization.

SECTION 6.05. Asset Sales. Neither the Borrower nor any Subsidiary will sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Subsidiary issue to any Person other than the Borrower or its Subsidiaries additional Equity Interests owned by it (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Law), except:

(a)           sales, transfers, leases and other dispositions of inventory, property no longer used, or used or surplus equipment, in each case in the ordinary course of business or of cash and Permitted Investments;

(b)           leases, subleases, licenses or sublicenses of patents, trademarks, copyrights or other intellectual property, in each case in the ordinary course of business that are non-exclusive and do not materially interfere with the business of the Borrower and its Subsidiaries;

(c)           the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material intellectual property or failure to maintain in any material respect the integrity and security of the software used in the business of the Borrower or any Subsidiary, except in each case to the extent any such abandonment, cancellation, non-renewal, discontinuance or failure, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(d)           sales, transfers, leases and other dispositions to the Borrower or any Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;

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(e)           sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that (i) the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause during any fiscal year of the Borrower shall not exceed $50,000,000 during any fiscal year of the Borrower, (ii) all sales, transfers, leases and other dispositions of assets with a net book value in excess of $10,000,000 made in reliance on this clause shall be made for fair value and at least 75% of the consideration in the form of cash or Permitted Investments, and (iii) at the time of such sale, transfer, lease or other disposition, no Default shall have occurred and be continuing;

(f)           (i) dispositions of assets to be disposed of pursuant to the last sentence of 6.03(b) or of other non-core, non-material assets acquired in connection with Permitted Acquisitions and (ii) the disposition of assets that may be required by a Governmental Authority in connection with antitrust approval of a Permitted Acquisition;

(g)           the settlement or early termination of (i) any Hedging Agreement, or (ii) any Capped Call Transactions entered into in connection with any Convertible Debt;

(h)           dispositions (in whole or in part) of Investments permitted or made pursuant to Sections 6.04(o) and (q);

(i)            dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied (but in no event more than 90 days after such disposition) to the purchase price of such replacement property, and provided that the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause during any fiscal year of the Borrower shall not exceed $10,000,000 during any fiscal year of the Borrower; and

(j)            dispositions in connection with the Permitted Reorganization.

Notwithstanding the foregoing, (i) no such sale or transfer of any Equity Interests in any Subsidiary shall be permitted unless (A) such Equity Interests constitute all the Equity Interests in such Subsidiary held by the Borrower and the Subsidiaries and (B) immediately after giving effect to such transaction, the Borrower and the Subsidiaries shall otherwise be in compliance with Section 6.04, (ii) neither the Borrower nor any Subsidiary shall grant or allow to remain in effect any exclusive license to any Person (other than to the Borrower or any other Loan Party) of any patent, trademark, copyright or other intellectual property that, individually or in the aggregate with all other such licensed items of intellectual property, is material to the business of the Borrower and the Subsidiaries and (iii) neither the Borrower nor any Domestic Subsidiary shall sell, transfer, lease or otherwise dispose of (other than pursuant to non-exclusive licenses held by any non-wholly owned Subsidiary or any Foreign Subsidiary) to any non-wholly owned Subsidiary or any Foreign Subsidiary any patent, trademark, copyright or other intellectual property that, individually or in the aggregate with all other such disposed items of intellectual property, is material to the business of the Borrower and the Subsidiaries (or to the business of the Borrower and the Domestic Subsidiaries).

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SECTION 6.06. Sale/Leaseback Transactions. Neither the Borrower nor any Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02.

SECTION 6.07. Hedging Agreements. Neither the Borrower nor any Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Borrower or any Subsidiary) and not for speculative purposes, (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary, and (c) Hedging Agreements entered into in connection with Indebtedness permitted pursuant to Section 6.01(xii) hereof, including, without limitation, Capped Call Transactions.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.

(a)           Neither the Borrower nor any Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i)            the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests that are not Disqualified Equity Interests;

(ii)           any Subsidiary may declare and pay dividends or make other Restricted Payments with respect to its capital stock, partnership or membership interests or other similar Equity Interests, ratably to the holders of such Equity Interests;

(iii)          the Borrower may repurchase Equity Interests upon: (x) the cashless exercise of stock options or warrants; (y) the vesting or grant of restricted stock awards and units; and (z) the distribution of shares of its common stock from the Nonqualified Deferred Compensation Plan, in each case, if such Equity Interests represent a portion of the exercise price of such options or warrants and/or applicable withholding Taxes, as applicable;

(iv)          the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock in the Borrower;

(v)           [intentionally omitted];

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(vi)          the Borrower may make Restricted Payments without limitation as to amount so long as (I) the Borrower satisfies each of the conditions described in clauses (I) and (II) of clause (vii) immediately below and (II) at the end the last fiscal quarter of the Borrower preceding the time that any such additional Restricted Payment is paid for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), both on an actual basis and after giving pro forma effect to the payment of such additional Restricted Payment, the Net Senior Secured Leverage Ratio (calculated on a pro forma basis in accordance with Section 1.04(b)) shall be less than 2.75 to 1.00;

(vii)         the Borrower may make additional Restricted Payments not exceeding in the aggregate in any fiscal year of the Borrower an amount equal to the difference between (x) $125,000,000 and (y) the aggregate amount of Restricted Prepayments/Repurchases made in such fiscal year in reliance on Section 6.08(b)(viii) but, excluding for purposes of clause (y) immediately above and for the avoidance of doubt, any such payments in respect of subordinated or convertible Indebtedness from proceeds of refinancing permitted under Section 6.08(b)(iii)), so long as (I) no Default shall have occurred and be continuing and (II) the Borrower is in compliance (calculated at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) and (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), both on an actual basis and on a pro forma basis in accordance with Section 1.04(b)), with the financial covenants contained in Sections 6.12 and 6.13;

(viii)        the Borrower may enter into (including payments of premiums in connection therewith), and perform its obligations under any Capped Call Transactions; and

(ix)          the Borrower or any Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with this Section 6.08(a) (it being understood that a dividend or distribution pursuant to this clause (ix) shall be deemed to have utilized capacity under such other provision of this Section 6.08(a)).

(b)           Neither the Borrower nor any Subsidiary will make or agree to pay or make, directly or indirectly, any Restricted Prepayments/Repurchases (whether in cash, securities or other property) except:

(i)            [reserved];

(ii)           regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

(iii)          refinancings of Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01 (which, for the avoidance of doubt, shall not constitute Restricted Prepayments/Repurchases for the purposes of Sections 6.08(b)(vii) or (viii) below);

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(iv)          payments of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness in transactions permitted hereunder;

(v)           payments of or in respect of Indebtedness made solely with Equity Interests in the Borrower (other than Disqualified Equity Interests);

(vi)         [reserved];

(vii)         Restricted Prepayments/Repurchases without limitation as to amount so long as (I) the Borrower satisfies each of the conditions described in clauses (I) and (II) of clause (viii) immediately below and (II) at the end the last fiscal quarter of the Borrower preceding the time that any such additional Restricted Prepayment/Repurchase is made for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), both on an actual basis and after giving pro forma effect to the payment of such additional Restricted Prepayment/Repurchase, the Net Senior Secured Leverage Ratio (calculated on a pro forma basis in accordance with Section 1.04(b)) shall be less than 2.75 to 1.00; and

(viii)        additional Restricted Prepayments/Repurchases not exceeding in the aggregate in any fiscal year of the Borrower an amount equal to the difference between (x) $125,000,000 and (y) the aggregate amount of Restricted Payments made in such fiscal year in reliance on Section 6.08(a)(vii), so long as (I) no Default shall have occurred and be continuing and (II) the Borrower is in compliance (calculated at the end of the last fiscal quarter of the Borrower for which financial statements have been delivered to the Lenders pursuant to Section 5.01(a) and (b) (or, prior to the delivery of any such financial statements, at the end of the last fiscal quarter of the Borrower included in the financial statements referred to in Section 3.04(a)), both on an actual basis and on a pro forma basis in accordance with Section 1.04(b)), with the financial covenants contained in Sections 6.12 and 6.13.

Conversion of Convertible Debt into Equity Interests (other than Disqualified Equity Interests) or cash or a combination of Equity Interests (other than Disqualified Equity Interests) and cash in accordance with the terms of such Convertible Debt or payment for fractional shares in connection therewith shall not be deemed to violate this Section 6.08.

SECTION 6.09. Transactions with Affiliates. Neither the Borrower nor any Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than those that would prevail in arm’s-length transactions with unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted under Section 6.08, (d) issuances by the Borrower of Equity Interests (other than Disqualified Equity Interests), and receipt by the Borrower of capital contributions, (e) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of the Borrower or any Subsidiary entered in the ordinary course of business, (f) Investments permitted under clauses (c), (d), (e), (i), (k), (l), (o), (p) and (q) of Section 6.04 and (g) the Permitted Reorganization.

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SECTION 6.10. Restrictive Agreements. Neither the Borrower nor any Subsidiary will, directly or indirectly, enter into or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Borrower or any Domestic Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations pursuant to the Loan Documents or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Borrower or any Domestic Subsidiary or to Guarantee Indebtedness of the Borrower or any Domestic Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by Law or by any Loan Document, (B) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), and (C) in the case of any Subsidiary that is not a wholly owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clause (v), (vi), (vii), (viii) or (xi) of Section 6.01(a) if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder, or (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by clause (vii) of Section 6.01(a) (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary, and (C) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01(a), provided that such restrictions and conditions apply only to Foreign Subsidiaries. Nothing in this Section shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.12 or under the Security Documents.

SECTION 6.11. Amendment of Material Documents. Neither the Borrower nor any Subsidiary will amend, modify or waive any of its rights under its certificate of incorporation, bylaws or other organizational documents to the extent that such amendment, modification or waiver shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower).

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SECTION 6.12. Net Senior Secured Leverage Ratio. The Borrower will not permit the Net Senior Secured Leverage Ratio to exceed 3.00 to 1.00 determined as at the end of each fiscal quarter; provided however, the Borrower shall have the right, exercisable not more than two times during the term of this Agreement, by giving written notice to the Administrative Agent (each a “Step-Up Election Notice”), to increase the maximum permitted Net Senior Secured Leverage Ratio, calculated as of the end of each of the four (4) consecutive fiscal quarters ending during the twelve-month period commencing on the date of an Eligible Step-Up Acquisition, to 3.50 to 1.00. As used in this Agreement, the term “Eligible Step-Up Acquisition” shall mean any Acquisition, or a series of related Acquisitions; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earn out or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration) exceeds the Dollar Equivalent of $200,000,000.

SECTION 6.13. Minimum Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than 3.00 to 1.00 determined as at the end of each fiscal quarter.

SECTION 6.14. [Intentionally Omitted].

SECTION 6.15. Fiscal Year. The Borrower will not, and the Borrower will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31.

SECTION 6.16. Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws. (a) The Borrower shall not and shall not permit any of its Subsidiaries to do any of the following, nor permit any of its or their respective directors, officers, employees, agents, or affiliates acting on its or their behalf in connection with this Agreement to: (a) become a Sanctioned Person; (b) directly or indirectly, provide, use, or make available the proceeds of any Loan hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person (including the Administrative Agent, any lead arranger, any Issuing Bank, any Lender, underwriter, advisor, investor, or otherwise) of any Anti-Corruption Law, Anti-Money Laundering, or International Trade Laws or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) repay the Loans with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral to become Blocked Property.

SECTION 6.17. [Intentionally Omitted].

SECTION 6.18. Division/Series Transaction. The Borrower shall not permit, without the written consent of the Administrative Agent in its sole discretion, any Division/Series Transaction.

Article VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

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(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)           any representation, warranty or statement made or deemed made by or on behalf of the Borrower or any Subsidiary in any Loan Document or in any report, certificate, financial statement or other information provided pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been false or misleading in any material respect (or, in the case of any such representation or warranty qualified as to the materiality, in any respect) as of the time it was made or furnished;

(d)           the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.05(a) (with respect to the existence of the Borrower), 5.05(b), or 5.11 or in Article VI;

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent or any Lender to the Borrower (with a copy to the Administrative Agent in the case of any such notice from a Lender) and (ii) a Financial Officer or any other senior officer of the Borrower becoming aware of such failure;

(f)           the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, beyond the applicable grace period with respect thereto;

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement, to cause the termination thereof; provided that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness and (y)(i) any right of any holder of Convertible Debt to convert such Convertible Debt to Equity Interests (other than Disqualified Equity Interests), cash or a combination of Equity Interests (other than Disqualified Equity Interests) and cash (in an amount of cash determined by reference to the price of such Equity Interests); (ii) any actual conversion of Convertible Debt to Equity Interests (other than Disqualified Equity Interests), cash or a combination of Equity Interests (other than Disqualified Equity Interests) and cash (in an amount of cash determination by reference to the price of such Equity Interests) in accordance with the terms of such Convertible Debt, and (iii) any optional right of the issuer of Convertible Debt to repurchase such Convertible Debt or call such Convertible Debt for redemption to the extent that such repurchase or redemption shall not violate Section 6.08(b);

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(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)           any Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by clause (iv) of Section 6.03(a)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) the board of directors (or similar governing body) of any Loan Party or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this clause (i) or in clause (h) of this Article;

(j)            any Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer, so long as, in the opinion of the Required Lenders, such insurer is financially sound), shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)            one or more judgments for injunctive relief shall be rendered against the Borrower, any Subsidiary or any combination thereof that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m)           one or more ERISA Events shall have occurred that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

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(n)           any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement;

(o)           any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted under this Agreement as a result of which the Subsidiary Loan Party providing such Guarantee ceases to be a Subsidiary or upon the termination of such Loan Document in accordance with its terms; or

(p)           a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02. Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to Section 7.01 (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be cash collateralized as specified in Section 7.01, any and all proceeds received on account of the Secured Obligations shall (subject to Section 2.20) be applied as follows:

(a)           First, to payment of that portion of the Secured Obligations constituting fees (other than Letter of Credit Fees), indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Banks in their capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Banks and the Swingline Lender in proportion to the respective amounts described in this clause First payable to them;

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(b)           Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(c)           Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

(d)           Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, LC Disbursements, the Secured Cash Management Obligations, the Secured Hedge Obligations, the Secured Bank Guarantee Obligations and the Secured Purchase Card Obligations, ratably among the Lenders, the Issuing Banks, the holders of the Secured Cash Management Obligations, the Secured Hedge Obligations, the Secured Bank Guarantee Obligations and the Secured Purchase Card Obligations, in proportion to the respective amounts described in this clause Fourth held by them;

(e)           Fifth, to the Administrative Agent for the account of the Issuing Banks, to cash collateralize any undrawn amounts under outstanding Letters of Credit (to the extent not otherwise cash collateralized pursuant to this Agreement); and

(f)           Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order specified above.

Notwithstanding anything to the contrary in this Section 7.02, no Secured Hedge Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guarantee under the Collateral Agreement (including sums received as a result of the exercise of remedies with respect to such Guarantee) or from the proceeds of such Non-Qualifying Party’s Collateral if such Secured Hedge Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Secured Hedge Obligations to preserve the allocation to Secured Obligations otherwise specified above in this Section 7.02.

In addition, notwithstanding the foregoing, Secured Obligations constituting Secured Cash Management Obligations, Secured Hedge Obligations, Secured Bank Guarantee Obligations and Secured Purchase Card Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation, as the Administrative Agent may reasonably request, from the applicable holder of such Secured Obligations, as the case may be. Each holder of Secured Obligations constituting Secured Cash Management Obligations, Secured Hedge Obligations, Secured Bank Guarantee Obligations and Secured Purchase Card Obligations not a party to the Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 8 hereof for itself and its Affiliates as if a “Lender” party hereto.

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Article VIII

The Administrative Agent

SECTION 8.01. The Administrative Agent. Each of the Lenders and the Issuing Banks hereby irrevocably appoints (and each other Secured Party, whether or not a party hereto, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, will be deemed to hereby appoint) the entity named as Administrative Agent in the heading of this Agreement to serve as administrative agent and collateral agent under the Loan Documents, and authorizes (and each other Secured Party, whether or not a party hereto, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, will be deemed to hereby authorize) the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the Laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants (and each other Secured Party, whether or not a party hereto, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, will be deemed to hereby grant) to the Administrative Agent any required powers of attorney to execute any Security Document governed by the Laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received written notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation (so long as no Event of Default has occurred and is continuing) with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a financial institution or an Affiliate of a financial institution. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Article VIII. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

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To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender or other Secured Party (which terms include, for purposes of this Article VIII, any Issuing Bank) an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender or other Secured Party by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or any other Secured Party because the appropriate form was not delivered or was not properly executed or because such Lender or other Secured Party failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender or other Secured Party, as the case may be, shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Closing Date, or delivering its signature page to an Assignment and Assumption or an Incremental Facility Agreement pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

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No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.

Notwithstanding anything herein to the contrary, neither any Arranger nor any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Money Laundering Law, Anti-Corruption Law, or any International Trade Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other Laws.

SECTION 8.02. ERISA Matters

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments,

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(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless sub-clause (i) in the immediately preceding Section 8.02(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 8.02(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower, that:

(i)            none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any other documents related to hereto or thereto),

(ii)           the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),

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(iii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(iv)          no fee or other compensation is being paid directly to the Administrative Agent or Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.03. Erroneous Payments.

(a)           If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b)           Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)           such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.03(b).

(c)           Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

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(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 9.04(b)(i)(A), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)           The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g)           Each party’s obligations, agreements and waivers under this Section 8.03 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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SECTION 8.04. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other obligations under the Loan Documents (including the Secured Obligations) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under this Agreement or the other Loan Documents) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement and the other Loan Documents. As used herein, the term “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

SECTION 8.05. Other Secured Parties. Except as otherwise expressly specified herein, no Other Secured Party (as defined below) that obtains the benefits of Section 7.02, the Collateral Agreement or any Collateral by virtue of the provisions hereof or of the Collateral Agreement or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations constituting Secured Cash Management Obligations, Secured Hedge Obligations, Secured Bank Guarantee Obligations and/or Secured Purchase Card Obligations unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable holders of such Secured Cash Management Obligations, Secured Hedge Obligations, Secured Bank Guarantee Obligations and/or Secured Purchase Card Obligations, as the case may be. As used herein, the term “Other Secured Parties” shall mean (a) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (b) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedge Obligations, (c) each holder of any Secured Bank Guarantee Obligations and (d) each counterparty to any Purchase Card Facility the obligations under which constitute Secured Purchase Card Obligations. Unless otherwise defined in this Agreement, capitalized terms used in this Section 8.05 shall have the meaning assigned to such terms in the Collateral Agreement.

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Article IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)            if to the Borrower, to it at 685 Stockton Drive, Exton, PA 19341, Attention of Chief Financial Officer (Tel. No. (610) 458-5000), with a copy to the Chief Legal Officer (Tel. No. (610) 458-5000);

(ii)           if to the Administrative Agent, to PNC Bank, National Association, 1000 Westlakes Drive, Suite 300, Berwyn, PA 19312, Attention of Michael P. Dungan (Tel. No. (610) 725-1336; Fax No. (610) 725-5799), with a copy to PNC Bank, National Association, Agency Services, Mail Stop: P7-PFSC-04-I, PNC Firstside Center, 500 First Avenue, 4th Floor, Pittsburgh, PA 15219, Attention of Agency Services (Tel. No. (412) 762-6442; Fax No. (412) 762-8672);

(iii)          if to any Issuing Bank, to it at its address (or telephone number or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or telephone number or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);

(iv)           if to the Swingline Lender, to PNC Bank, National Association, 1000 Westlakes Drive, Suite 300, Berwyn, PA 19312, Attention of Michael P. Dungan (Tel. No. (610) 725-1336; Fax No. (610) 725-5799), with a copy to PNC Bank, National Association, Agency Services, Mail Stop: P7-PFSC-04-I, PNC Firstside Center, 500 First Avenue, 4th Floor, Pittsburgh, PA 15219, Attention of Agency Services (Tel. No. (412) 762-6442; Fax No. (412) 762-8672); and

(v)           if to any other Lender, to it at its address (or telephone number or fax number) set forth in its Administrative Questionnaire.

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Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph. Notices delivered through electronic communications to the extent provided in Section 9.01(b) shall be effective as provided in such Section. Notwithstanding the foregoing, notice by the Administrative Agent and/or the Lenders of the existence of a Default or Event of Default shall not be effective if only sent by fax.

(b)           Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d)           Platform.

(i)            The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on the Platform.

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(ii)           The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

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(b)           Except as provided in Sections 2.21, 2.22, 2.30 and 2.31 and in the Collateral Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.13(d) or any change in the definition, or in any components thereof, of the term “Net Leverage Ratio”), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (C) postpone the scheduled maturity date of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (D) change Section 2.18(b), 2.18(c) or Section 7.02 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans), (F) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in Section 9.14 or the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (G) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (H) amend the definition of Optional Currency or Section 2.23(e) without the written consent of the Administrative Agent and each Issuing Bank, (I) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class, (J) subordinate, or have the effect of subordinating, the Secured Obligations hereunder to any other Indebtedness and (K) subordinate, or have the effect of subordinating, the Liens securing the Secured Obligations to Liens securing any other Indebtedness (provided that this clause (K) shall not prohibit the Administrative Agent, in its sole discretion, from subordinating its Lien on a specific piece of property to a purchase money security interest in such property that is a Permitted Lien); provided further that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, no consent of any Defaulting Lender shall be required with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document, except with respect to those referred to in clauses (B), (C) and (D) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

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SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, PNC Capital Markets LLC (as an Arranger) and their Affiliates, including the reasonable fees, charges and disbursements of counsel for any of the foregoing, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of any Engagement Letter and the Fee Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Borrower’s obligations to pay or reimburse for legal fees and expenses pursuant to this clause (iii) shall be limited to the reasonable and documented legal fees and expenses of a single law firm as counsel for the Administrative Agent and one additional law firm as counsel for all other such parties, taken together, plus, if reasonably necessary, one special counsel for each relevant specialty and one local counsel per jurisdiction (which may include a single law firm as special, local or foreign counsel acting in multiple jurisdictions), except that in the case where any such Person determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Person advises the Borrower of such actual or potential conflict of interest, the reasonable and documented legal fees and expenses of one additional counsel for each Person or group of similarly affected Persons subject to such conflict shall also be paid or reimbursed.

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(b)           The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, the Syndication Agent, the Documentation Agent, each Lender and Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (provided that the Borrower’s obligation to pay or reimburse an Indemnitee for the reasonable fees, charges and disbursements of counsel under this Section 9.03 shall be limited to the reasonable and documented fees, charges and disbursements of a single law firm chosen by the Administrative Agent as counsel for all such Indemnitees, taken together, plus, if reasonably necessary, one special counsel for each relevant specialty and one local counsel per jurisdiction (which may include a single law firm as special, local or foreign counsel acting in multiple jurisdictions), except that in the case where an Indemnitee determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Indemnitee advises the Borrower of such actual or potential conflict of interest, the reasonable and documented fees, charges and disbursements of one additional counsel for each Indemnitee or group of similarly affected Indemnitees subject to such conflict shall also be paid or reimbursed), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of any Engagement Letter, any Fee Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to any Engagement Letter, any Fee Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to any Engagement Letter, any Fee Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arises solely from disputes solely between or among Indemnitees not relating to, in connection with or involving acts or omissions by the Borrower, any of its Subsidiaries, any of their respective Affiliates or any other Person or entity (except that in the event of a dispute involving the Administrative Agent, the Issuing Lender or the Swing Loan Lender in their capacity as such, the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, shall be entitled (subject to the other limitations and exceptions set forth in this Section 9.03(b)) to the benefit of such indemnification). This Section 9.03(b) shall not apply with respect to Taxes, other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)           To the extent that the Borrower shall fail to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Incremental Term Loans (~~if any~~including First Incremental Term Loans) and unused Commitments at the time (or most recently outstanding and in effect).

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(d)           To the extent permitted by applicable Law, the Borrower shall not assert, or permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, any Arranger, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)           Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Loans of any Class) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)           the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, and (2) if an Event of Default has occurred and is continuing, for any other assignment; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B)           the Administrative Agent;

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(C)           each Issuing Bank, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure; and

(D)           the Swingline Lender, in the case of any assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure.

(ii)           Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).

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(iv)           The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section and any written consent to such assignment required by this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c)           (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights and obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, the Syndication Agent, the Documentation Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit or LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment advices submitted by them (but do not supersede any provisions of the Engagement Letters or the Fee Letters (or any separate letter agreements with respect to fees payable to the Administrative Agent) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each Standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the applicable Issuing Bank, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

(b)           THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK (OR ANY AFFILIATE THEREOF) MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9.09(b) ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

(d)           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities, or (ii) the CUSIP Service Bureau, a data collector or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Facilities; (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any Subsidiary or its or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Release of Liens and Guarantees. (a) A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any Subsidiary) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released.

(b)           The Guarantees made in the Collateral Agreement and the security interests granted in the Collateral Agreement shall terminate and be released to the extent provided in, and subject to the terms of, Section 7.12(a) of the Collateral Agreement.

(c)           In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(d)           Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Collateral Agreement pursuant to this Section 9.14.

(e)           The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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SECTION 9.15. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.

SECTION 9.16. No Fiduciary Relationship. The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection herewith or therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. In addition, the Borrower, on behalf of itself and the Subsidiaries, acknowledges that the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates.

SECTION 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

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SECTION 9.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge or swap agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)           As used in this Section 9.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BENTLEY SYSTEMS, INCORPORATED,

By:
Name: Werner Andre
Title: Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent,

By:
Name: Michael P. Dungan
Title: Senior Vice President

BANK OF AMERICA, N.A.,

By:
Name:
Title:

TD BANK, N.A.

By:
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:
Name:
Title:

MIZUHO BANK, LTD.

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,

By:
Name:
Title:

ROYAL BANK OF CANADA

By:
Name:
Title:

GOLDMAN SACHS BANK USA

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:
Name:
Title: